Exhibit 10.1

Certain portions of this exhibit (indicated by “[***]”) have been omitted in compliance with Regulation S-K Item 601(b)(10)(iv) as the Company determined the omitted information (i) is not material and (ii) is the type that the Company customarily and actually treats as private or confidential.

COLLABORATION AND LICENSE AGREEMENT
by and between
Viridian Therapeutics, Inc.
and
Kissei Pharmaceutical Co., Ltd.
Dated as of July 30, 2025

TABLE OF CONTENTS
Page
ARTICLE 1 DEFINITIONS    1
ARTICLE 2 LICENSES    20
2.1.    License Grant to Kissei    20
2.2.    Sublicensing and Subcontractors    21
2.3.    License Grant to Viridian    24
2.4.    No Implied Licenses; Retained Rights    24
2.5.    Third Party In-Licenses    25
2.6.    Exclusivity Covenants    27
ARTICLE 3 GOVERNANCE    28
3.1.    Alliance Managers    28
3.2.    Joint Steering Committee    28
3.3.    Subcommittees    30
3.4.    Non-Member Attendance    30
3.5.    Decision-Making    31
3.6.    Resolution of JSC Disputes    31
3.7.    Discontinuation of Committees    33
ARTICLE 4 DEVELOPMENT PROGRAM    34
4.1.    Development Diligence and Responsibilities    34
4.2.    Territory Development    34
4.3.    Additional Global Clinical Trials    35
4.4.    Standard of Conduct    37
4.5.    Responsibility for Development Costs    37
4.6.    Clinical Trial Audit Rights    37
4.7.    Development Records    40
4.8.    Development Reports    41
4.9.    Data Exchange and Use    41
4.10.    Dispatch    42
4.11.    Viridian Support Plan    42
ARTICLE 5 REGULATORY    42
5.1.    Regulatory Strategy    42
5.2.    Kissei’s Responsibilities    42
5.3.    Communications with Regulatory Authorities    44
5.4.    Viridian’s Responsibilities    44
5.5.    Right of Reference    45
5.6.    Adverse Events Reporting    45
5.7.    Safety and Regulatory Audits    46
5.8.    Notice of Regulatory Action    47
5.9.    Remedial Actions    47
i

ARTICLE 6 MANUFACTURING    48
6.1.    Quality Agreement    48
6.2.    Supply by Viridian    48
6.3.    Supply by Kissei    49
6.4.    Packaging and Labeling    49
6.5.    Product Tracking in the Territory    50
6.6.    Audits of Packaging and Labeling and Manufacturing    50
6.7.    Supply Following Expiration    51
ARTICLE 7 COMMERCIALIZATION    51
7.1.    Commercialization Diligence and Responsibilities    51
7.2.    Territory Commercialization Plan    51
7.3.    Commercialization Reports    52
7.4.    Coordination of Commercialization Activities    52
7.5.    Pricing; Reimbursement Approvals    53
7.6.    Diversion    53
ARTICLE 8 PAYMENTS    53
8.1.    Upfront Payment    53
8.2.    Milestone Payments    54
8.3.    Royalty Payments    57
8.4.    Payments to Third Parties    59
8.5.    Other Amounts Payable    59
8.6.    No Refunds    59
8.7.    Accounting Standards    59
8.8.    Currency; Exchange Rate    59
8.9.    Blocked Payments    59
8.10.    Late Payments    59
8.11.    Financial Records and Audits    60
8.12.    Taxes    60
ARTICLE 9 CONFIDENTIALITY; PUBLICATION    62
9.1.    Duty of Confidence    62
9.2.    Confidential Information    63
9.3.    Exemptions    63
9.4.    Authorized Disclosures    63
9.5.    Publications    64
9.6.    Publication and Listing of Clinical Trials    66
9.7.    Publicity; Use of Names    66
9.8.    [***] Knowledge    67
ARTICLE 10 REPRESENTATIONS, WARRANTIES, AND COVENANTS    67
10.1.    Representations and Warranties of Each Party    67
10.2.    Additional Representations and Warranties of Viridian    68
10.3.    Additional Representations and Warranties of Kissei    69

10.4.    Covenants of Each Party    69
10.5.    NO OTHER WARRANTIES    70
ARTICLE 11 INDEMNIFICATION    70
11.1.    By Kissei    70
11.2.    By Viridian    71
11.3.    Indemnification Procedure    71
11.4.    Insurance    71
ARTICLE 12 INTELLECTUAL PROPERTY    72
12.1.    Inventions    72
12.2.    CREATE Act    73
12.3.    Patent Prosecution    73
12.4.    Patent Enforcement    75
12.5.    Infringement of Third Party Rights    77
12.6.    Patent Term Extensions    77
12.7.    Product Trademarks    78
ARTICLE 13 TERM AND TERMINATION    79
13.1.    Term    79
13.2.    Termination    79
13.3.    Effects of Termination    80
13.4.    [***]    85
13.5.    Survival    85
13.6.    Cumulative Remedies; Termination Not Sole Remedy    85
ARTICLE 14 DISPUTE RESOLUTION    86
14.1.    General    86
14.2.    Negotiation; Escalation    86
14.3.    Arbitration    86
14.4.    Injunctive Relief    86
14.5.    WAIVER OF RIGHT TO JURY TRIAL    87
14.6.    Confidentiality    87
ARTICLE 15 MISCELLANEOUS    87
15.1.    Assignment    87
15.2.    LIMITATION OF LIABILITY    87
15.3.    Force Majeure    88
15.4.    Severability    88
15.5.    Notices    88
15.6.    Governing Law    89
15.7.    Entire Agreement; Amendments    90
15.8.    Headings    90
15.9.    Independent Contractors    90
15.10.    Performance by Affiliates    90

15.11.    Waiver    90
15.12.    Waiver of Rule of Construction    90
15.13.    Business Day Requirements    90
15.14.    Further Actions    90
15.15.    Construction    90
15.16.    Language; Translations    91
15.17.    Counterparts    91

Schedules
Schedule 1.96(a)    Licensed Antibodies
Schedule 1.96(b)    Licensed Antibodies
Schedule 1.179     Third Party IP Agreements
Schedule 4.2    Territory Development Plan
Schedule 10.2.3    Viridian Patent Rights

COLLABORATION AND LICENSE AGREEMENT
This COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is made as of July 30, 2025 (the “Effective Date”) by and between Viridian Therapeutics, Inc. (“Viridian”), having a place of business at 221 Crescent Street #103A, Waltham, MA 02453, and Kissei Pharmaceutical Co., Ltd. (“Kissei”), having a place of business at 19-48, Yoshino, Matsumoto City, Nagano Prefecture, 399-8710, Japan. Viridian and Kissei are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Viridian is a clinical-stage biopharmaceutical company engaged in the research and development of new drug therapies for the treatment of autoimmune conditions. Viridian is developing intravenous (IV) veligrotug and subcutaneous (SC) VRDN-003 for the treatment of thyroid eye disease (“TED”);
WHEREAS, Viridian Controls certain Know-How and Patent Rights relating to such proprietary compounds;
WHEREAS, Kissei is a pharmaceutical company engaged in the research, development, and commercialization of pharmaceutical and biologic products in Japan; and
WHEREAS, Kissei wishes to obtain from Viridian an exclusive license to develop, manufacture, and commercialize products containing veligrotug and VRDN-003 in the Territory, and Viridian is willing to grant such a license to Kissei, all in accordance with the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, the Parties hereby agree as follows:
Article 1
DEFINITIONS
Unless specifically set forth to the contrary herein, the following terms will have the respective meanings set forth below, whether used in the singular or plural:
1.1“Accounting Standards” means US GAAP, Japan GAAP, or IFRS (as applicable to a Party).
1.2“Additional Global Clinical Trial” means any Global Clinical Trial conducted by Viridian to investigate (a) any Territory Development Indication or (b) any other indication for which (i) Kissei delivers an Additional Global Clinical Trial Participation Notice in accordance with Section 4.3.2 (Participation in Additional Global Clinical Trial), and (ii) the Parties, through the JSC, agree upon a Territory Development Plan for such indication in accordance with Section 4.3.2 (Participation in Additional Global Clinical Trial).
1.3“Additional Global Clinical Trial Participation Notice” means written notification to Viridian delivered by Kissei in accordance with Section 4.3.2 (Participation in Additional Global Clinical Trial) stating that Kissei elects to participate in a proposed Global Clinical Trial in an indication that is not a Territory Development Indication.
1.4“Adverse Event” means any unwanted or harmful medical occurrence in a patient or subject who is administered a Licensed Product, whether or not considered related to such Licensed Product,

including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of such Licensed Product.
1.5“Affiliate” means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of any Person, whether by the ownership of more than 50% of the voting security of such Person, by contract or otherwise.
1.6“Agreement” has the meaning set forth in the Preamble.
1.7“Alliance Manager” has the meaning set forth in Section 3.1 (Alliance Managers).
1.8“Anti-Corruption Laws” means any local and other anti-corruption laws, including the provisions of the United States Foreign Corrupt Practices Act, as amended.
1.9“Applicable Law” means collectively (a) all laws, rules, regulations, ordinances, decrees, judicial and administrative orders (and any license, franchise, permit, or similar right granted under any of the foregoing), (b) any policies and other requirements of any applicable Governmental Authority that govern or otherwise apply to a Party, including all Anti-Corruption Laws, and (c) any other practices related to environmental, social, ethical, and governance best practices that are generally accepted in the industry.
1.10“Approved Labeling” means: (a) the Regulatory Authority-approved full prescribing information for the Licensed Products; and (b) the Regulatory Authority-approved labels and other written, printed, or graphic materials on any container, wrapper, or any package insert that is used with or for the Licensed Products.
1.11“Biosimilar” means, with respect to a particular Licensed Product in a particular country, a pharmaceutical product that (a) contains the identical Licensed Antibody as the affected Licensed Product in the same dosage form, route of administration, and formulation (e.g., oral, injectable, or intranasal), (b) is marketed by a Person other than Kissei or its respective Affiliates or Sublicensees for at least one of the same Territory Development Indication as such Licensed Product, and such Person did not purchase such product in a chain of distribution that included any of Kissei or its Affiliates or Sublicensees, and that (c) (i) is subject to a license for administration to humans under Section 351(a) or 351(k) of the Public Health Service Act (42 U.S.C. § 201 et seq.), as amended, (ii) has been licensed as a similar biological medicinal product by the European Medicines Agency as described in Directive 2001/83/EC, as may be amended, or any subsequent or superseding law, statute or regulation, or (iii) approved in reliance on the Regulatory Approval for such Licensed Product (or any data included therein) under any equivalent law, statute, or regulation to (i) or (ii) outside of the United States or Europe.
1.12“Breach Notification” has the meaning set forth in Section 13.2.2 (Termination for Material Breach).
1.13“Business Day” means a day other than a Saturday, Sunday, or a day on which banking institutions in Boston, Massachusetts or Tokyo, Japan are required by Applicable Law to remain closed.
1.14“Buyers” has the meaning set forth in Section 1.111 (“Net Sales”).
1.15“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30, and December 31.
1.16“Calendar Year” means each 12-month period commencing on January 1.

1.17“cGMP” means all current Good Manufacturing Practices and regulations applicable to the Manufacture of the Licensed Products that are promulgated by any applicable Regulatory Authority having jurisdiction over the Manufacture of the Licensed Products, including, as applicable, as promulgated under and in accordance with (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the International Conference on Harmonization’s Q7 Guideline, and (d) the equivalent Applicable Law in any relevant country or region, each as may be amended and applicable from time to time.
1.18“Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of such Party; (b) any merger, consolidation, recapitalization, or reorganization of such Party is consummated that would result in shareholders or equity holders of such Party immediately prior to such transaction owning 50% or less of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the shareholders or equity holders of such Party approve any plan of complete liquidation of such Party, or an agreement for the sale or disposition by such Party of all or substantially all of such Party’s assets, in each case, through one or more related transactions, other than to an Affiliate or pursuant to one or more related transactions that would result in shareholders or equity holders of such Party immediately prior to such transaction owning more than 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (d) the sale or transfer to any Third Party, in one or more related transactions, of all or substantially all of such Party’s consolidated assets taken as a whole.
1.19“Clinical Development” means, with respect to any product, activities in furtherance of performing Clinical Trials to study such product. “Clinically Develop” and “Clinically Developing” will be construed accordingly.
1.20“Clinical Trial” means any clinical trial in humans that is conducted in accordance with GCP, including any Territory-Specific Clinical Trial or Global Clinical Trial.
1.21“CMO” means a contract manufacturing organization.
1.22“Collaboration Know-How” means any Know-How [***] by or on behalf of a Party or its Affiliates, including by or on behalf of its licensees, Sublicensees, or, with respect to Know-How [***], in each case, in the performance of activities under this Agreement.
1.23“Collaboration Patent Right” means any Patent Right that Covers any Know-How included in the Collaboration Know-How.
1.24“Collaboration Technology” means Collaboration Know-How and Collaboration Patent Rights.
1.25“Combination Product” means any single product comprising both (a) a Licensed Antibody and (b) one or more other therapies or pharmaceutically active compounds or substances that do not require the use of any Viridian Technology. The Licensed Antibody portion of any Combination Product will be deemed the “Licensed Component” and the other portion of such Combination Product the “Other Component,” and each Combination Product will be deemed a Licensed Product hereunder.
1.26“Commercialization” means with respect to any product, any and all activities directed to the marketing, promotion, distribution, pricing, reimbursement, import, export, offering for sale, and sale of such product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such product regarding the foregoing, including seeking and maintaining any required Reimbursement Approval, but excluding any activities directed to Manufacturing or Development. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.
1.27“Commercially Reasonable Efforts” means, [***].
1.28“Competing Product” means any product that Kissei and its Affiliates (and its and their (sub)licensees) are prohibited from [***].
1.29“Confidential Information” means, subject to Section 9.3 (Exemptions), (a) Know-How and any technical, scientific, trade, research, manufacturing, business, financial, marketing, product, supplier, intellectual property, and other non-public or proprietary data or information (including unpublished patent applications) that may be disclosed by one Party or its Affiliates to the other Party or its Affiliates pursuant to this Agreement (including information disclosed prior to the Effective Date pursuant to the Confidentiality Agreement), regardless of whether such information is specifically marked or designated as confidential and regardless of whether such information is in written, oral, electronic, or other form, and (b) the terms of this Agreement.
1.30“Confidentiality Agreement” means the Mutual Confidentiality Agreement, dated [***], between the Parties (as amended from time to time).
1.31“Control” or “Controlled” means the possession by a Party (whether by ownership, license, or otherwise other than pursuant to this Agreement) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms set forth herein, (b) with respect to intangible property or intangible property rights, including Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property rights, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property rights on the terms set forth herein, in each case ((a) and (b)), without breaching or otherwise violating the terms of, or incurring any payment obligations under, any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, licenses, or sublicense and without being required to make any payment to any Third Party, other than payment obligations pursuant to Third Party IP Agreements in accordance with Section 2.5.4 (Third Party In-Licenses) [***], and (c) with respect to any product, the legal authority or right to grant an exclusive license or sublicense under Patent Rights that Cover such product or Know-How that relates to such product. Notwithstanding the foregoing, a Party and its Affiliates will not be deemed to “Control” any of the foregoing (a) – (c) that, prior to the consummation of a Change of Control of such Party, is owned or in-licensed by a Third Party that becomes an Affiliate of such acquired Party (or that merges or consolidates with such Party) after the Effective Date solely as a result of such Change of Control.
1.32“Cover” means, with respect to a particular subject matter at issue and a relevant Patent Right, that the manufacture, use, sale, offer for sale, or importation of such subject matter would [***] claims in such Patent Right.
1.33“CREATE Act” has the meaning set forth in Section 12.2 (CREATE Act).
1.34“CRO” means a contract research organization.
1.35“Debarred/Excluded” means any Person becoming debarred or suspended under 21 U.S.C. §335(a) or (b), the subject of a conviction described in Section 306 of the FD&C Act, excluded, or having previously been excluded, from a federal or governmental health care program, debarred from federal contracting, convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud, the subject to OFAC sanctions or on the OFAC list of specially designated nationals, or the subject of any similar sanction of any Governmental Authority in the Territory.

1.36“[***]” has the meaning set forth in Section 4.3.4 ([***]).
1.37“[***] Know-How” means, [***], any data or other Know-How generated [***] in the performance of activities in furtherance of Clinical Trials to investigate such[***].
1.38“[***] Patent Right” means, [***], any Patent Rights that (a) are owned or controlled [***] and (b) Cover [***] Know-How generated in the performance of Clinical Trials to investigate [***]. [***].
1.39“[***] Technology” means, [***], the [***] Know-How generated in the performance of Clinical Trials to investigate [***] and all [***] Patent Rights Covering such [***] Know-How.
1.40“Deficient Site” has the meaning set forth in Section 4.6.2 (Deficient Sublicensees and Replacement).
1.41“Deficient Sublicensee” has the meaning set forth in Section 4.6.2 (Deficient Sublicensees and Replacement).
1.42“Development” means, with respect to any product, any and all internal and external research, development and regulatory activities regarding such product, including (a) research, process development, non-clinical testing, toxicology, non-clinical activities, GLP toxicology and other preclinical studies, and Clinical Trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of such product, but excluding any activities directed to Manufacturing or Commercialization. Development will include research, development, and regulatory activities for additional presentations or indications for a product after receipt of Regulatory Approval of such product, including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved indication (such as post-marketing approval studies and observational studies, if required by any Regulatory Authority in the Territory to support or maintain Regulatory Approval for a product in such country). “Develop,” “Developing,” and “Developed” will be construed accordingly.
1.43“Development Milestone Events” has the meaning set forth in Section 8.2.1 (Development Milestone Events and Payments).
1.44“Development Milestone Payments” has the meaning set forth in Section 8.2.1 (Development Milestone Events and Payments).
1.45“Disclosing Party” has the meaning set forth in Section 9.1.1 (Duty of Confidence).
1.46“Dispute” has the meaning set forth in Section 14.1 (General).
1.47“Dollar” means the U.S. dollar, and “$” will be interpreted accordingly.
1.48“Effective Date” has the meaning set forth in the Preamble.
1.49“Ex-Territory Infringement” has the meaning set forth in Section 12.4.1 (Notice).
1.50“Executive Officers” has the meaning set forth in Section 3.5.2 (Decisions of the JSC).
1.51“Exploit” means to Develop, Manufacture, Commercialize, or otherwise exploit. “Exploitation” will be construed accordingly.
1.52[***]

1.53“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, together with any rules, regulations, and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
1.54“FDA” means the United States Food and Drug Administration or any successor entity thereto having essentially the same function.
1.55“Field” means the treatment, prevention, diagnosis, cure, and maintenance treatment of any and all non-oncology indications in humans.
1.56“First Commercial Sale” means, with respect to a Licensed Product in the Territory, the first sale of such Licensed Product to a Third Party for distribution, use, or consumption in such country or region after receipt of Regulatory Approval for such Licensed Product in the Territory. First Commercial Sale excludes (a) any sale of the Licensed Product for use in a Clinical Trial or other Development activity, or (b) any sale or other distribution of the Licensed Product for compassionate or named-patient use, in each case, sold at or below the applicable Seller’s costs.
1.57“Full Manufacturing Cost” means, with respect to a Licensed Product supplied by or on behalf of the applicable Party to the other Party or its Affiliates hereunder, [***].
1.58“GAAP” means, in the United States or in Japan, generally accepted accounting principles, consistently applied.
1.59“GCP” means all applicable good clinical practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice E6 (the GCP Guideline) and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2013) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. C.F.R. Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards), and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent Applicable Law in the Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.
1.60“General Publication” has the meaning set forth in Section 9.5.1 (Kissei’s Publication of Clinical Trial Data).
1.61“Global Brand Elements” has the meaning set forth in Section 12.7.1 (Global Brand Elements).
1.62“Global Brand Strategy” has the meaning set forth in Section 7.2 (Territory Commercialization Plan).
1.63“Global Clinical Trial” means a Clinical Trial for a Licensed Product the data from which is intended to be used to obtain or support Regulatory Approval in countries and jurisdictions both inside and outside of the Territory.
1.64“Global Clinical Trial Costs” has the meaning set forth in Section 4.5.2 (Additional Global Clinical Trials).
1.65“Global Development Plan” has the meaning set forth in Section 4.2 (Territory Development).
1.66“GLP” means all applicable good laboratory practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by FDA, as defined in 21 C.F.R. Part 58, and the equivalent Applicable Law in the Territory, each as may be amended and applicable from time to time.
1.67“Governmental Authority” means any federal, national, state, provincial, or local government, or political subdivision thereof, or any multinational organization or any authority, agency, regulatory body, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division of any of the foregoing, or any governmental arbitrator or arbitral body). Governmental Authorities include all Regulatory Authorities.
1.68“GSP” means all applicable current Good Distribution or Supply Practices required by Applicable Law in any relevant country, each as may be amended and applicable from time to time.
1.69“GVP” means the then-current good pharmacovigilance practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time to time.
1.70“GxP” means, collectively, all relevant good practice quality guidelines and regulations, encompassing such internationally recognized standards as cGMP, GCP, GLP, GSP, and GVP, and applicable from time to time to the Development, Manufacturing, Commercialization, or other Exploitation of a Licensed Product or any intermediate thereof pursuant to Applicable Law.
1.71“IFRS” means International Financial Reporting Standards, consistently applied.
1.72[***]
1.73[***]
1.74“IND” means an Investigational New Drug application required pursuant to 21 C.F.R. Part 312 required to commence human clinical trials in the U.S. or equivalent application in a foreign jurisdiction, and including all supplements or amendments that may be filed with respect to the foregoing.
1.75“Indemnified Party” has the meaning set forth in Section 11.3 (Indemnification Procedure).
1.76“Indemnifying Party” has the meaning set forth in Section 11.3 (Indemnification Procedure).
1.77“Joint Collaboration Know-How” means all Collaboration Know-How (other than Know-How within the Licensed Product Technology) developed or invented jointly by or on behalf of a Party or its Affiliates, including by or on behalf of its licensees, Sublicensees, or, with respect to Know-How included in the Licensed Product Technology, Subcontractors, on the one hand, and the other Party or its Affiliates, including by or on behalf of its licensees, Sublicensees, or Subcontractors on the other hand.
1.78“Joint Collaboration Patent Rights” means all Collaboration Patent Rights that Cover Joint Collaboration Know-How.
1.79“Joint Collaboration Technology” means the Joint Collaboration Know-How and the Joint Collaboration Patent Rights.
1.80“JSC” has the meaning set forth in Section 3.2.1 (Formation and Purpose of the JSC).
1.81“JSC Chairperson” has the meaning set forth in Section 3.2.1 (Formation and Purpose of the JSC).
1.82“Kissei” has the meaning set forth in the Preamble.

1.83“Kissei Collaboration Know-How” means Collaboration Know-How developed or invented solely by or on behalf of Kissei or its Affiliates, including by or on behalf of its licensees (other than Viridian), Sublicensees, or, with respect to Know-How included in the Licensed Product Technology, Subcontractors. [***].
1.84“Kissei Collaboration Patent Rights” means any Collaboration Patent Right that Covers Kissei Collaboration Know-How.
1.85“Kissei Collaboration Technology” means the Kissei Collaboration Know-How and Kissei Collaboration Patent Rights.
1.86“Kissei Excluded Indication” means (a) [***], or (b) [***].
1.87“Kissei Generated Data” means all data (whether generated in the performance [***] activities or any Clinical Trial for any Territory Development Indication for the Licensed Products) developed or invented solely by or on behalf of Kissei or its Affiliates, including by or on behalf of its licensees (other than Viridian), Sublicensees, or Subcontractors in the performance of Development activities under any Territory Development Plan.
1.88“Kissei Identified Rights” has the meaning set forth in Section 2.5.3 (Kissei Identified Rights).
1.89“Kissei Indemnitee(s)” has the meaning set forth in Section 11.2 (By Viridian).
1.90“Kissei Know-How” means all Know-How (other than Know-How within the Licensed Product Technology) that is (a) Controlled by Kissei or any of its Affiliates as of the Effective Date or during the Term, and (b) [***] used to Exploit the Licensed Products in the Field, including Kissei Collaboration Know-How.
1.91“Kissei Patent Rights” means all Patent Rights (other than Patent Rights that Cover the Licensed Product Technology) that (a) are Controlled by Kissei or any of its Affiliates as of the Effective Date or during the Term, and (b) Cover any Kissei Know-How, including all Kissei Collaboration Patent Rights.
1.92“Kissei Prosecution Patent Rights” has the meaning set forth in Section 12.3.2(a) (Right to Prosecute).
1.93“Kissei Technology” means Kissei Know-How and Kissei Patent Rights.
1.94“Know-How” means any information and materials, including records, discoveries, improvements, modifications, processes, techniques, methods, assays, chemical or biological materials, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, pricing and distribution costs, inventions, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how and trade secrets (in each case, patentable or not patentable, copyrightable or not copyrightable, or otherwise). For the avoidance of doubt, Know-How will not include Patent Rights.
1.95“Knowledge” means the actual knowledge, [***], of (a) with respect to Viridian, [***]; and (b) with respect to Kissei, [***].
1.96“Licensed Antibody” means each of the monoclonal antibodies known as (a) veligrotug (formally known as VRDN-001) having the chemical structure set forth in Schedule 1.96(a) (Licensed Antibodies), and (b) VRDN-003, having the chemical structure set forth in Schedule 1.96(b) (Licensed Antibodies).
1.97“Licensed Component” has the meaning set forth in Section 1.25 (“Combination Product”).

1.98“Licensed Product” means (a) any pharmaceutical or biologic product, dosage, substance, or formulation that incorporates or comprises a Licensed Antibody, either alone or in combination with other active ingredients (to the extent not proprietary to Viridian) or (b) any devices with respect to the administration of any such pharmaceutical or biologic product to patients.
1.99“Licensed Product Technology” has the meaning set forth in Section 12.1.1 (Ownership).
1.100“Local Marks” has the meaning set forth in Section 12.7.2 (Product Marks in the Territory).
1.101“Losses” means damages, compensation, debts, obligations, and other liabilities, losses, claims, taxes, interest obligations, deficiencies, judgments, assessments, fines, fees, penalties, or expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors, consultants, and other experts, and other expenses of litigation).
1.102“Manufacture” means with respect to any product, any and all activities directed to manufacturing, processing, filling, finishing, assembly, quality assurance, quality control, testing, and release, Packaging and Labeling, shipping, supply, or storage of such product (or any components or process steps involving such product), as the case may be, including qualification, validation, and scale-up, preclinical, clinical, and commercial manufacture and analytic development, product characterization, and stability testing, but excluding any activities directed to Development or Commercialization. “Manufacturing” and “Manufactured” will be construed accordingly.
1.103“Manufacturing Activities” has the meaning set forth in Section 6.6.1 (Audits by Viridian).
1.104“[***] Initiation” has the meaning set forth in Section 6.3 (Supply by Kissei).
1.105“Marketing Authorization Application” or “MAA” means any new drug application, biologics license application, or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction, which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction (and any amendments thereto), including any new drug application filed with the PMDA and approved by the MHLW.
1.106“Material Adverse Impact” means, with respect to any decision, that such decision [***].
1.107“MHLW” means the Ministry of Health, Labour, and Welfare, otherwise referred to as “Koseirodo-Sho,” or any successor entity thereto having essentially the same function.
1.108“Milestone Events” has the meaning set forth in Section 8.2.4 (Notification of and Invoice for Milestone Events).
1.109“Milestone Payments” has the meaning set forth in Section 8.2.4 (Notification of and Invoice for Milestone Events).
1.110“MTT Plan” has the meaning set forth in Section 6.3 (Supply by Kissei).
1.111“Net Sales” means the [***] of Kissei and its Affiliates and Sublicensees (each of the foregoing, a “Seller”) to independent, unrelated persons (including Third Party Distributors) (“Buyers”) in bona fide arm’s length transactions with respect to a Licensed Product, less the following deductions, in each case, to the extent actually allowed and taken by such Buyers and not otherwise recovered by or reimbursed to Seller in connection with such Licensed Product:
[***]
If Seller receives [***].

[***].
All deductions in clauses (a) through (f) above [***]. Calculations of Net Sales will be consistently applied across all products of Seller and will be consistent between periods.
Such amounts will be determined from the books and records of Seller, and will be calculated in accordance with applicable Accounting Standards.
Transfers or sales between Kissei and its Affiliates and Sublicensees will be disregarded for purposes of calculating Net Sales, except if such purchaser is an end user.
If Kissei or any of its Affiliates, or Sublicensees, sells a Licensed Product as a Licensed Component of a Combination Product in the Territory in any Calendar Quarter, then Net Sales will be calculated by [***].
For purposes of calculating the average Net Sales per unit sold of a Licensed Component and Other Component(s) of a Combination Product, any of the deductions described herein that apply to such Combination Product will be [***].
In the event that no separate sales of the Licensed Component or any Other Component(s) included in a Combination Product are made by Kissei or its Affiliates, or Sublicensees, during a Calendar Quarter in which such Combination Product is sold, [***].
1.112“New Third Party IP Agreement” has the meaning set forth in Section 2.5.4 (Third Party In-Licenses).
1.113“New Viridian In-Licensed Rights” has the meaning set forth in Section 2.5.4 (Third Party In-Licenses).
1.114“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury or any successor agency thereto.
1.115“Opt-In Notification Date” has the meaning set forth in Section 4.3.5 (Opt-In to a [***]).
1.116“Other Component” has the meaning set forth in Section 1.25 (“Combination Product”).
1.117[***]
1.118“Packaging and Labeling” means secondary or tertiary packaging and labeling of the Licensed Products (in its commercial packaging presentation) for sale or use in a country, including the Approved Labeling and insertion of materials such as patient inserts, patient medication guides, and professional inserts and any other written, printed, or graphic materials accompanying the Licensed Products and any brand security or anti-counterfeiting measures included in the packaging elements for the Licensed Products considered to be part of the finished packaged Licensed Product, serialization, and all testing and release (including technical and market release) thereof.
1.119“Party” or “Parties” has the meaning set forth in the Preamble.
1.120“Patent Challenge” has the meaning set forth in Section 13.2.3 (Termination for Patent Challenge).

1.121“Patent Prosecution” means activities directed to (a) preparing, filing, and prosecuting applications (of all types) for any Patent Right, (b) maintaining any Patent Right, and (c) deciding whether to abandon or maintain any Patent Right.
1.122“Patent Rights” means any and all (a) patents, patent applications, and utility models in any country or jurisdiction, including provisional applications, priority applications, and international applications, (b) patent applications filed either from such patents or patent applications or from an application claiming priority from any of these, including divisionals, provisionals, continuations, and continuations-in-part, (c) patents that have issued or in the future issue from the foregoing patent applications, (d) substitutions, renewals, registrations, confirmations, revalidations, reissues, and re-examinations of the foregoing patents or patent applications, and (e) extensions, restorations, supplemental protection certificates, and the like based on any of the foregoing patents or patent applications. For the avoidance of doubt, Patent Rights will not include Know-How.
1.123“Paying Party” has the meaning set forth in Section 8.12.2 (Tax Cooperation).
1.124“Person” means any corporation, limited or general partnership, limited liability company, joint venture, joint stock company, trust, unincorporated association, governmental body, authority, bureau, or agency, or any other entity or body, or an individual.
1.125“Phase 3 Clinical Trial” means a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. § 312(c), as amended from time to time, and the foreign equivalent thereof.
1.126“Phase 4 Clinical Trial” means a human clinical trial in any country that the Regulatory Authority requires for a product in such country following the date of receipt of Regulatory Approval for such product in such country.
1.127“Pivotal Clinical Trial” means a Phase 3 Clinical Trial or any other human clinical trial in any country that at the time of initiation (or any later expansion of patient enrollment, if applicable), is expected to be the basis for Regulatory Approval of such product a sufficient basis for Regulatory Approval of such product.
1.128“PMDA” means the Pharmaceuticals and Medical Devices Agency in Japan or any successor thereto that conducts scientific reviews of marketing authorization applications for pharmaceuticals and monitoring of their post-marketing safety in Japan.
1.129“[***] Royalty” has the meaning set forth in Section 8.3.5 ([***] Royalty).
1.130“Prime Rate” means for any day a per annum rate of interest equal to the “prime rate,” as published in the “Money Rates” column of The Wall Street Journal, from time to time, or if for any reason such rate is no longer available, a rate equivalent to the base rate on corporate loans posted by at least [***] U.S. banks.
1.131“Product Complaint” means a written or oral expression of dissatisfaction regarding the identity, quality, durability, reliability, usability, safety, purity, potency, or performance of a product after it has been released for distribution.
1.132“Product Infringement” has the meaning set forth in Section 12.4.1 (Notice).
1.133“Product Marks” has the meaning set forth in Section 12.7.2 (Product Marks in the Territory).
1.134“Promotional Materials” has the meaning set forth in Section 7.4 (Coordination of Commercialization Activities).

1.135“Public Official” means (a) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (b) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary, laboratory or medical facility; (c) any officer, employee or representative of any public international organization, such as the International Monetary Fund, the United Nations or the World Bank; or (d) any person acting in an official capacity for any government or government entity, enterprise, or organization identified above.
1.136“Publication” has the meaning set forth in Section 9.5.1 (Kissei’s Publication of Clinical Trial Data).
1.137“PVA” has the meaning set forth in Section 5.6.1 (Pharmacovigilance Agreement).
1.138“Quality Agreement” has the meaning set forth in Section 6.1 (Quality Agreement).
1.139“Receiving Party” has the meaning set forth in Section 9.1.1 (Duty of Confidence).
1.140“Recipient” has the meaning set forth in Section 8.12.2 (Tax Cooperation).
1.141“Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any approval of an MAA or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary for the commercial marketing or sale of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, excluding, in each case, Reimbursement Approval.
1.142“Regulatory Authority” means any applicable Governmental Authority with jurisdiction or authority over the Development, Manufacture, Commercialization, or other Exploitation (including Regulatory Approval or Reimbursement Approval) of pharmaceutical or biologic products in a particular country or other regulatory jurisdiction, including the PMDA, MHLW, and any corresponding national or regional regulatory authorities.
1.143“Regulatory Exclusivity” means, with respect to a Licensed Product in a country or region, any exclusive marketing rights or data exclusivity rights under Applicable Laws in such country or region or conferred by any Regulatory Authority in such country or region with respect to such Licensed Product in such country or region.
1.144“Regulatory Milestone Event” has the meaning set forth in Section 8.2.2 (Regulatory Milestone Events and Payments).
1.145“Regulatory Milestone Payment” has the meaning set forth in Section 8.2.2 (Regulatory Milestone Events and Payments).
1.146“Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority in support of Developing, Manufacturing, or Commercializing a pharmaceutical or biologic product (including to obtain, support, or maintain Regulatory Approval from that Regulatory Authority) and any proposed Approved Labeling, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any substantive meetings, telephone conferences, or discussions with the relevant Regulatory Authority. Regulatory Submissions include all INDs, MAAs, and other applications for Regulatory Approval and their equivalents.
1.147“Reimbursement Approval” means an approval, agreement, determination, or other decision by the applicable Governmental Authority that establishes prices charged to end-users for pharmaceutical or biologic products at which a particular pharmaceutical or biologic product will be reimbursed by the Regulatory Authorities or other applicable Governmental Authorities in the Territory.

1.148“Remedial Action” has the meaning set forth in Section 5.9 (Remedial Actions).
1.149“Replacement Site” has the meaning set forth in Section 4.6.2 (Deficient Sublicensees and Replacement).
1.150“Residual Knowledge” has the meaning set forth in Section 9.8 (Residual Knowledge).
1.151“Review Period” has the meaning set forth in Section 9.5.1 (Kissei’s Publication of Clinical Trial Data).
1.152“Royalty Patent Rights” means the [***] Patent Rights, [***] Patent Rights, and [***] Patent Rights.
1.153“Royalty Payments” has the meaning set forth in Section 8.3.1 (Royalty Rates).
1.154“Royalty Report” has the meaning set forth in Section 8.3.4 (Royalty Reports and Payments).
1.155“Royalty Term” has the meaning set forth in Section 8.3.2 (Royalty Term).
1.156“Sales Milestone Event” has the meaning set forth in Section 8.2.3 (Sales Milestone Events and Payments).
1.157“Sales Milestone Payment” has the meaning set forth in Section 8.2.3 (Sales Milestone Events and Payments).
1.158“Securitization Transaction” has the meaning set forth in Section 15.1.2 (Securitization Transaction).
1.159“Seller” has the meaning set forth in Section 1.111 (“Net Sales”).
1.160“Subcommittee” has the meaning set forth in Section 3.2.4(l) (JSC Roles and Responsibilities).
1.161“Subcontractor” means (a) a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis (including CROs, CMOs, and contract sales organizations), or (b) a Third Party Distributor.
1.162“Sublicensee” means any Person (a) with respect to Kissei, to whom Kissei grants a sublicense of, or other authorization or permission granted under, the licenses granted to Kissei in Section 2.1 (License Grant to Kissei), and (b) with respect to Viridian, to whom Viridian grants a sublicense of, or other authorization or permission granted under, the licenses granted to Viridian in Section 2.3 (License Grant to Viridian).
1.163“Supply Agreement” has the meaning set forth in Section 6.2 (Supply by Viridian).
1.164“[***]
1.165“Target” means insulin-like growth factor receptor-1 (IGF-1R).
1.166“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon). For the avoidance of doubt, Taxes includes VAT.
1.167“TED” has the meaning set forth in the Recitals.
1.168“Term” has the meaning set forth in Section 13.1 (Term).
1.169“Territory” means Japan.

1.170“Territory Commercialization Plan” means the written high-level strategic and tactical plans for the Commercialization activities for the Licensed Products to be conducted in the Territory in the Field, which plan will be prepared and updated by or on behalf of Kissei as provided in Section 7.2 (Territory Commercialization Plan).
1.171“Territory Development” has the meaning set forth in Section 4.1 (Development Diligence and Responsibilities).
1.172“Territory Development Indication” or “TDI” means each of the following diseases: (a) [***], (b) [***], and (c) [***] (i) [***] or (ii) [***].
1.173“Territory Development Plan” has the meaning set forth in Section 4.2 (Territory Development).
1.174“Territory-Specific Clinical Trial” means a Clinical Trial (including a Phase 4 Clinical Trial) for a Licensed Product, the data from which at the time of commencement of such Clinical Trial is intended to be used to obtain or maintain Regulatory Approval for such Licensed Product in the Territory, but not to obtain or maintain Regulatory Approval outside of the Territory.
1.175“Third Party” means any Person other than a Party or an Affiliate of a Party.
1.176“Third Party Claims” means collectively, any and all Third Party demands, claims, actions, suits, and proceedings (whether criminal or civil, in contract, tort, or otherwise).
1.177“Third Party Distributor” means any Third Party that purchases Licensed Products from Kissei or its Affiliates or Sublicensees, takes title to the Licensed Products, and distributes the Licensed Products directly to customers, but does not Develop, Manufacture, or otherwise Commercialize the Licensed Products and does not make any upfront, milestone, royalty, profit-share, or other payment to Kissei or its Affiliates or Sublicensees, other than payment for the purchase of the Licensed Products for resale.
1.178“Third Party Expert” has the meaning set forth in Section 3.6.2(d)(i) (Third Party Expert Determination).
1.179“Third Party IP Agreement” means any agreement between Viridian or its Affiliate and a Third Party (a) entered into prior to the Effective Date pursuant to which such Third Party grants Viridian (or any of its Affiliates) a license to any of the Viridian Technology that is sublicensed to Kissei hereunder as of the Effective Date or (b) to acquire or license any Viridian Identified Rights or Kissei Identified Rights that would be licensed to Kissei hereunder if Controlled by Viridian or its Affiliates during the Term. The existing Third Party IP Agreements as of the Effective Date are set forth on Schedule 1.179 (Third Party IP Agreements).
1.180[***]
1.181“United States” or “U.S.” means the United States of America and its territories and possessions.
1.182“Upfront Payment” has the meaning set forth in Section 8.1 (Upfront Payment).
1.183“Valid Claim” means a claim of [***].
1.184“VAT” means value-added taxes or other similar taxes.
1.185“Viridian” has the meaning set forth in the Preamble.
1.186“Viridian Collaboration Know-How” means (a) Collaboration Know-How developed or invented solely by or on behalf of Viridian or its Affiliates, including by or on behalf of its licensees (other than Kissei), Sublicensees, or Subcontractors, [***], and (b) the Licensed Product Technology. Viridian Collaboration Know-How includes [***].
1.187“Viridian Collaboration Patent Rights” means any Collaboration Patent Right that Covers Viridian Collaboration Know-How.
1.188“Viridian Generated Data” means all data [***] developed or invented solely by or on behalf of Viridian or its Affiliates, including by or on behalf of its licensees (other than Kissei), Sublicensees (other than Kissei), or Subcontractors in the performance of Development activities [***].
1.189“Viridian Identified Rights” has the meaning set forth in Section 2.5.2 (Viridian Identified Rights).
1.190“Viridian Indemnitee(s)” has the meaning set forth in Section 11.1 (By Kissei).
1.191“Viridian Know-How” means any Know-How, including the Know-How included in the Licensed Product Technology and the Viridian Collaboration Know-How, in each case, that is (a) Controlled by Viridian as of the Effective Date or during the Term, and is (b) [***] to Develop or Commercialize the Licensed Antibodies and Licensed Products in the Territory in the Territory Development Indications in the Field, but expressly excluding (i) Joint Collaboration Know-How and [***].
1.192“Viridian Manufacturing Know-How” means any Know-How that is (a) Controlled by Viridian as of the Effective Date or during the Term, and (b) [***] used for the Manufacturing of the Licensed Antibodies or Licensed Products.
1.193“Viridian Manufacturing Patent Rights” means any Patent Rights that (a) are Controlled by Viridian as of the Effective Date or during the Term, and (b) Cover any Viridian Manufacturing Know-How or are [***] used for the Manufacturing of the Licensed Antibodies or Licensed Products.
1.194“Viridian Manufacturing Technology” means all Viridian Manufacturing Know-How and Viridian Manufacturing Patent Rights.
1.195“Viridian Patent Rights” means any Patent Right that (a) is Controlled by Viridian as of the Effective Date or during the Term, in the Territory and (b) Covers any Viridian Know-How or are [***] to Develop or Commercialize the Licensed Antibodies and Licensed Products in the Territory in the Field, but expressly excluding (i) Viridian Manufacturing Patent Rights, (ii) Joint Collaboration Patent Rights, and (iii) [***].
1.196“Viridian Prosecution Patent Rights” has the meaning set forth in Section 12.3.1(a) (Right to Prosecute).
1.197“Viridian Support Plan” has the meaning set forth in Section 4.11 (Viridian Support Plan).
1.198“Viridian Technology” means Viridian Know-How, Viridian Patent Rights, and Viridian’s interest in the Joint Collaboration Technology.
1.199“[***] Agreement” means that certain [***].

Article 2
LICENSES
2.1.License Grant to Kissei.
2.1.1In the Territory. Subject to the terms of this Agreement (including Viridian’s retained rights set forth in Section 2.4 (No Implied Licenses; Retained Rights)), during the Term, Viridian hereby grants to Kissei an exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2 (Sublicensing and Subcontractors), under the Viridian Technology to (a) perform (i) Clinical Trials for or (ii) non-clinical testing (including stability studies, acceptance tests, and related analytical test activities), toxicology, non-clinical activities, GLP toxicology, and other preclinical studies, in each case, solely to the extent required to perform Clinical Trials, but excluding all other research, (b) perform Development activities other than Clinical Trials necessary to (i) obtain and maintain Regulatory Approval or (ii) Commercialize, or (c) Commercialize, in each case ((a)-(c)), the Licensed Antibodies and Licensed Products in the Field in the Territory in accordance with the terms of this Agreement.
2.1.2Packaging and Labeling License. Subject to the terms of this Agreement (including Viridian’s retained rights set forth in Section 2.4 (No Implied Licenses; Retained Rights)), Viridian hereby grants to Kissei an exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2 (Sublicensing and Subcontractors), under the Viridian Manufacturing Technology to Package and Label the Licensed Products in the Field anywhere in the world for Development and Commercialization of the Licensed Products in the Field in the Territory in accordance with the terms of this Agreement, provided that [***].
2.1.3Manufacturing License. Subject to the terms of this Agreement (including Viridian’s retained rights set forth in Section 2.4 (No Implied Licenses; Retained Rights)), solely upon the earlier to occur of (a) a [***] and (b) [***], in each case ((a) and (b)), Viridian will grant to Kissei a non-exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2 (Sublicensing and Subcontractors), under the Viridian Manufacturing Technology to Manufacture and have Manufactured (including CMC activities) the Licensed Antibodies and Licensed Products in the Field in and outside the Territory for Development and Commercialization of the Licensed Products in the Field in the Territory in accordance with the terms of this Agreement; provided that, in the event of [***], Kissei will not [***].
2.2.Sublicensing and Subcontractors.
2.2.1Right to Subcontract and Sublicense.
(a)Restrictions. Kissei will not engage or propose to engage any Sublicensee or other Subcontractor that is Debarred/Excluded.
(b)Sublicenses to Subcontractors. Subject to the terms of this Agreement (including Section 2.2.1(c) (Sublicenses under the [***])), Kissei will have the right to grant sublicenses of the rights granted under Section 2.1 (License Grant to Kissei) to Subcontractors (to the extent such Subcontractors require a sublicense under the rights granted to Kissei in Section 2.1 (License Grant to Kissei) to perform the applicable activities for which they were engaged), for the sole purpose of performing Kissei’s obligations and exercising Kissei’s rights with respect to the Development, Packaging and Labeling, or Commercialization of the Licensed Products in accordance with this Agreement. Each Sublicensee will hold its rights contingent on the rights licensed to Kissei under the terms of this Agreement and may not grant further sublicenses of its rights to any Third Party. Any termination of the licenses granted to Kissei under Section 2.1

(License Grant to Kissei) as a result of a termination of this Agreement will cause the Sublicensees to automatically lose the same rights under any sublicense.
(c)Sublicenses under the [***] Agreement. [***].
(d)Other Sublicensees. Kissei will not grant a sublicense to a Third Party of all or substantially all of Kissei’s rights or obligations under this Agreement in the Territory without Viridian’s prior written consent, (i) [***] and (ii) [***].
2.2.2Terms of Sublicenses to Third Parties. Each (a) sublicense to any Subcontractor or that requires a sublicense under the rights granted to Kissei in Section 2.1 (License Grant to Kissei) to perform the applicable activities for which they were engaged or (b) sublicense to any other Sublicensee that requires a sublicense under the rights granted to Kissei in Section 2.1 (License Grant to Kissei) and is approved by Viridian in accordance with Section 2.2.1(d) (Other Sublicensees) will be granted under a written agreement that is consistent with and subject to the terms of this Agreement, to the extent required pursuant to the terms of any Third Party IP Agreement that have been approved by Viridian, and that:
(a)contains the requirements set forth under Section 2.2.3 (Terms of Sublicenses and Subcontracts with Third Parties);
(b)requires each such Sublicensee or other Subcontractor to comply with the terms of this Agreement that are applicable to such Sublicensee or other Subcontractor (including the Milestone Event and Royalty Payment reporting obligations set forth under Section 8.2 (Milestone Payments) and Section 8.3 (Royalty Payments), the record keeping and audit requirements set forth under Section 4.6 (Clinical Trial Audit Rights), and Section 8.11 (Financial Records and Audits));
(c)requires each such Sublicensee or other Subcontractor to perform the activities that they are engaged to perform (as applicable) in accordance with the terms of all Third Party IP Agreements, GLP, cGMP, GCP, GVP, and GSP, as applicable, and otherwise in compliance with Applicable Law;
(d)includes Viridian as an intended third party beneficiary under the sublicense with the right to enforce the applicable terms of such sublicense;
(e)precludes the granting of further sublicenses to any Third Party without the prior written consent of Viridian, not to be unreasonable withheld, conditioned, or delayed;
(f)prohibits such Sublicensee or other Subcontractor from engaging in, independently or for or with any other Third Party, any Development, Manufacturing, or Commercialization of any Competing Product in the Territory (which provision Kissei will enforce against all Subcontractors and Sublicensees); and
(g)is subject in all respects to any applicable Third Party IP Agreement under which Viridian is granted any right that will be sublicensed to such Sublicensee or other Subcontractor under such proposed sublicense.
2.2.3Terms of Sublicenses and Subcontracts with Third Parties. In addition to the requirements set forth in Section 2.2.2 (Terms of Sublicenses to Third Parties) with respect to any grant of rights to a Sublicensee, any sublicense agreement with a Third Party and any agreement pursuant to which Kissei engages any Subcontractor must be consistent with, and subject to, the terms of this Agreement and contain (a) (i) with respect to a Subcontractor (including a Subcontractor that is granted a sublicense), an assignment back to Kissei of all Know-How included in the Licensed Product

Technology developed or invented by or on behalf of such Subcontractor; [***], and (c) confidentiality and non-use provisions that are at least as stringent as those set forth in Article 9 (Confidentiality; Publication). [***].
2.2.4Notice of Sublicenses. Kissei will provide Viridian with a true and complete copy of each agreement between Kissei and any Sublicensee entered into pursuant to Section 2.2.1(d) (Other Sublicensees) no later than [***] days after the execution thereof; provided that, [***]. If any such agreement between Kissei and any Sublicensee is not in English, then Kissei will also provide to Viridian an English translation thereof in accordance with Section 15.16 (Language; Translations), at Kissei’s expense, no later than [***] days following the execution thereof.
2.2.5Kissei Audits of Sublicensees and Subcontractors. Kissei will provide Viridian with copies of material quality oversight or audit reports from audits that Kissei (or its agent) has conducted on any Sublicensees or other Subcontractors engaged by Kissei to perform its obligations or exercise its rights under this Agreement to the extent such reports are relevant to such Sublicensees’ or other Subcontractors’ performance of such obligations or exercise of such rights no later than [***] days after receiving or preparing, as applicable, any such report. Kissei will provide to Viridian all quality oversight or audit reports from audits that Kissei (or its agent) conducts, and, if any such report is not in English, a summary in English of any such report.
2.2.6Responsibility for Sublicensees and Subcontractors. Notwithstanding any sublicense or subcontract, Kissei will remain primarily liable to Viridian for the performance of all of its obligations under, and Kissei’s and its Sublicensees’ and other Subcontractors’ compliance with all provisions of, this Agreement. Kissei will be fully responsible and liable for any breach of the terms of this Agreement by any of its Sublicensees or other Subcontractors to the same extent as if Kissei itself has committed any such breach, and Kissei will promptly terminate the sublicense or subcontract, as applicable, with any Sublicensee or other Subcontractor if such Sublicensee or Subcontractor is in material breach of this Agreement and does not cure such breach in a timely manner in accordance with the terms of this Agreement.
2.3.License Grant to Viridian. Subject to the terms of this Agreement, Kissei hereby grants to Viridian (a) a worldwide, exclusive, fully-paid, royalty free, perpetual, irrevocable, and sublicensable (through multiple tiers) license under the Kissei Collaboration Technology to Exploit the Licensed Products in the Territory outside of the Field and outside of the Territory and (b) a worldwide, non-exclusive, fully-paid, royalty-free, perpetual, irrevocable, and sublicensable (through multiple tiers) license, with the right to grant sublicenses through multiple tiers, under the Kissei Collaboration Technology to Manufacture the Licensed Antibodies and Licensed Products in the Territory to support the Development and Commercialization of the Licensed Antibodies and Licensed Products outside of the Territory, provided that [***]. Notwithstanding any provision to the contrary set forth in the preceding sentence, as between the Parties, Kissei has the sole right to use the Kissei Collaboration Technology to Exploit any products other than Licensed Products.
2.4.No Implied Licenses; Retained Rights. Nothing in this Agreement will be interpreted to grant a Party any rights under any intellectual property rights owned or Controlled by the other Party, including Viridian Technology, Viridian Manufacturing Technology, or Kissei Technology, in each case, that are not expressly granted herein, whether by implication, estoppel, or otherwise. Any rights not expressly granted to Viridian by Kissei under this Agreement are hereby retained by Kissei. Any rights not expressly granted to Kissei by Viridian under this Agreement are hereby retained by Viridian. Notwithstanding any provision to the contrary set forth in this Agreement:
2.4.1Viridian may, and hereby expressly retains (on behalf of itself and its Affiliates, licensees, and sublicensees, other than Kissei and its Sublicensees) (a) the non-exclusive right under the Viridian Technology and the Viridian Manufacturing Technology to,

Manufacture the Licensed Antibodies and Licensed Products in the Territory in compliance with Applicable Laws and support the Development and Commercialization of the Licensed Antibodies and Licensed Product outside of the Territory, provided that [***], (b) the exclusive (even as to Kissei and its Affiliates) right under the Viridian Technology and Viridian Manufacturing Technology to, Develop, Commercialize, and otherwise Exploit the Licensed Product in each [***], and (c) exclusive rights under all [***] Technology unless and until Kissei exercises its right, on a [***] basis, to opt into the applicable [***] in accordance with Section 4.3.5 (Opt-In to a [***]).
2.4.2Kissei will not practice (a) the Viridian Technology other than as expressly licensed and permitted under this Agreement or (b) the Viridian Manufacturing Technology, in each case, unless otherwise agreed by the Parties in writing.
2.5.Third Party In-Licenses.
2.5.1Existing Third Party IP Agreements. Viridian will remain solely responsible for the payment of all royalties, license fees, milestone payments, and other payment obligations under all Third Party IP Agreements ([***]) existing as of the Effective Date.
2.5.2Viridian Identified Rights. If, after the Effective Date during the Term, Viridian or its Affiliate intends to obtain Control of any Know-How or Patent Rights from a Third Party (whether by acquisition or license) [***] to Exploit the Licensed Products in the Field in the Territory (other than through a Change of Control of Viridian or any of its Affiliates or as a result of the acquisition by Viridian of a Third Party by merger, acquisition, or similar transaction or series of related transactions), other than any Patent Rights or Know-How related to any [***], unless and until Kissei exercises its right, on a [***] basis, to opt into the applicable [***] in accordance with Section 4.3.5 (Opt-In to a [***]) and for which [***] (such Know-How and Patent Rights, “Viridian Identified Rights”), then Viridian will notify Kissei in writing of such Viridian Identified Rights and Section 2.5.4 (Third Party In-Licenses) will apply.
2.5.3Kissei Identified Rights. If Kissei determines that a license under any Know-How or Patent Rights controlled by a Third Party (a) is [***] to Exploit the Licensed Products in the Field in the Territory or (b) [***] (such Know-How and Patent Rights set forth in the foregoing clause (a) or clause (b), “Kissei Identified Rights”), then Kissei will so notify Viridian. Viridian will have the first right to acquire rights to any such Kissei Identified Rights from such Third Party (whether by acquisition or license), and if Viridian intends to acquire such rights, then Viridian will notify Kissei of such intention within [***] days after receipt of Kissei’s written notice from Kissei, and the terms of Section 2.5.4 (Third Party In-Licenses) will apply. If Viridian notifies Kissei of its intention not to so acquire such rights within such [***] day period, or otherwise fails within [***] days after the date of Kissei’s written request to acquire rights under such Kissei Identified Rights, then, in each case, Kissei will have the right to acquire rights under such Kissei Identified Rights from such Third Party solely for the Territory, and Kissei will use reasonable efforts to ensure that all such Kissei Identified Rights are fully sublicensable (through multiple tiers) to Viridian to the extent of the licenses granted to Viridian hereunder. If thereafter Kissei so acquires such rights, then such Know-How or Patent Rights will be included in the Kissei Know-How or Kissei Patent Rights, as applicable, and Kissei will bear (and will pay) 100% of the payments made to such Third Party in consideration for the acquisition of rights under such Kissei Identified Rights (whether by acquisition or license), [***].
2.5.4Third Party In-Licenses. Prior to Viridian’s or its Affiliate’s execution of any Third Party IP Agreement after the Effective Date (the Viridian Identified Rights or Kissei Identified Rights included under such Third Party IP Agreement, together, “New Viridian In-Licensed Rights” and any such agreement, a “New Third Party IP Agreement”), Viridian will (a) [***] (b) [***] and (c) [***]. Upon execution of such New Third Party IP Agreement, Viridian will notify Kissei in writing and will provide a copy of the New Third Party IP Agreement to Kissei, which may be redacted to exclude information that is not necessary for Kissei to determine the scope of the rights sublicensed to Kissei or for Kissei to determine whether such New Third Party IP Agreement will relieve or modify Viridian’s performance of its obligations under this Agreement. [***].
2.5.5Responsibility for Costs. Following Viridian’s or its Affiliate’s execution of the applicable New Third Party IP Agreement, (a) such New Viridian In-Licensed Rights will be included in the Viridian Know-How, Viridian Patent Rights, Viridian Manufacturing Know-How, or Viridian Manufacturing Patent Rights (as applicable) and licensed or sublicensed (as applicable) to Kissei under the licenses granted in Section 2.1 (License Grant to Kissei), subject to the terms of this Agreement and the applicable Third Party IP Agreement, and (b) [***] any such payments under such Third Party IP Agreement that [***] and (ii) [***]% of any [***].
2.5.6Compliance. Kissei will comply with Viridian’s obligations under the Third Party IP Agreements to the extent applicable to Kissei.
2.6.Exclusivity Covenants.
2.6.1Exclusivity for [***]. During the Term, Kissei will not, and Kissei will ensure that its Affiliates and its and their (sub)licensees do not, directly or indirectly, independently or for or with any Third Party (including through the grant of any license or similar rights to any Third Party), [***]; provided that [***].
2.6.2Exclusivity for [***]. During the Term, Kissei will not, and Kissei will ensure that its Affiliates and its and their (sub)licensees do not, directly or indirectly, independently or for or with any Third Party (including through the grant of any license or similar rights to any Third Party), [***]; provided that [***].
2.6.3Exclusivity for [***].
(a)During the Term, Kissei will not, and Kissei will ensure that its Affiliates and its and their (sub)licensees do not, directly or indirectly, independently or for or with any Third Party (including through the grant of any license or similar rights to any Third Party), [***]; provided that [***].
(b)[***], Kissei will not, and Kissei will ensure that its Affiliates and its and their (sub)licensees do not, directly or indirectly, independently or for or with any Third Party (including through the grant of any license or similar rights to any Third Party) [***]; provided that [***].
2.6.4Exclusivity for [***]. [***], Kissei will not, and Kissei will ensure that its Affiliates and its and their (sub)licensees do not, directly or indirectly, independently or for or with any Third Party (including through the grant of any license or similar rights to any Third Party), [***]; provided that [***].
Article 3
GOVERNANCE
3.1.Alliance Managers. Each Party will appoint an individual to act as its alliance manager under this Agreement as soon as practicable after the Effective Date (each an “Alliance Manager”). The Alliance Managers will: (a) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (b) be responsible for facilitating the flow of information and otherwise promoting communication, coordination, and collaboration between the Parties, all of which communications between the Parties will be in English; (c) facilitate the prompt resolution of any disputes; and (d) attend JSC meetings as a non-voting member. An Alliance Manager may also bring any matter to the attention of the JSC if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party will use reasonable efforts to keep an appropriate level of continuity but may replace its Alliance Manager at any time upon written notice to the other Party.
3.2.Joint Steering Committee.
3.2.1Formation and Purpose of the JSC. No later than [***] days after the Effective Date, the Parties will establish a joint steering committee (the “JSC”) to coordinate and oversee the Exploitation of the Licensed Products in the Territory. The JSC will be composed of an equal number of representatives from each Party and a minimum of [***] representatives of each Party who are fluent in English and who have the appropriate and direct knowledge and expertise and requisite decision-making authority. Any such representative who serves on the JSC or any committee under this Agreement may also serve on one or more other committees under this Agreement. Each Party may replace any of its representatives on the JSC and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a representative will notify the other Party at least [***] days prior to the next scheduled meeting of the JSC. Both Parties will use reasonable efforts to keep an appropriate level of continuity in representation. Representatives may be represented at any meeting by another person designated by the absent representative. A representative of Viridian will chair the JSC (“JSC Chairperson”) until the first anniversary of the Effective Date. Thereafter, a Kissei representative will become the JSC Chairperson for the next [***] months of the Term and then the role of JSC Chairperson will rotate between the Parties every [***] months during the Term. Each Party’s representatives on the JSC will inform and coordinate within their respective organization to enable each Party to fulfill its obligations as agreed upon between the Parties under this Agreement, including within the time frames set forth hereunder.
3.2.2Meeting Agendas. Each Party will disclose to the other Party the proposed agenda items along with appropriate information at least [***] days in advance of each meeting of the JSC; provided that under exigent circumstances requiring JSC input, a Party may provide its agenda items to the other Party within a shorter period of time in advance of a meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such JSC meeting.
3.2.3Meetings. The JSC will hold meetings at such times as it elects to do so, but will meet no less frequently than quarterly, unless otherwise agreed by the Parties. All meetings will be conducted in English. The JSC may meet in person or by means of teleconference, Internet conference, video conference, or other similar communication method; provided that, if practicable, at least one meeting each Calendar Year will be conducted in person at a location selected alternatively by Viridian and Kissei or such other location as the Parties may agree. Each Party will be responsible for all of its own costs and expenses of participating in any JSC meeting. The Alliance Managers will jointly prepare and circulate minutes for each JSC meeting within [***] days after each such meeting and will ensure that such minutes are reviewed and approved by their respective companies within [***] days thereafter.
3.2.4JSC Roles and Responsibilities. The responsibilities of the JSC will be to:
(a)provide a forum for the discussion of the Parties’ activities under this Agreement;
(b)discuss a summary of Viridian’s Development and Commercialization activities for the Licensed Products in the Territory Development Indications to the extent related to the Development and Commercialization the Licensed Products in the Territory in the Territory Development Indications;

(c)discuss each proposed Additional Global Clinical Trial (and Kissei’s participation therein), as described in Section 4.3.1 (Notice of New Global Clinical Trial);
(d)review, discuss, and determine whether to approve (i) each additional Territory Development Plan for any indication other than chronic TED or active TED and (ii) any updates to each Territory Development Plan for the Licensed Products, as described in Section 4.3.2 (Participation in Additional Global Clinical Trial) and Section 4.2 (Territory Development), respectively;
(e)review, discuss, and determine whether to approve the Viridian Support Plan and any updates thereto, as described in Section 4.11 (Viridian Support Plan);
(f)review, discuss, and determine whether to approve the regulatory strategy for receipt of Regulatory Approval in the Territory, as described in Section 5.1 (Regulatory Strategy);
(g)to the extent the Parties do not agree on actions to take with respect to remedying a Remedial Action, determine the proper actions to be taken in the Territory with respect to such Remedial Action, as described in Section 5.9 (Remedial Actions);
(h)review, discuss, and determine whether to approve the MTT Plan, as described in Section 6.3 (Supply by Kissei);
(i)to the extent the Parties do not agree on a remediation plan, determine whether a remediation plan for deficiencies with respect to Manufacturing Activities identified by Viridian in the course of an audit, as described in Section 6.6.1 (Audits by Viridian);
(j)serve as a forum to receive updates on and discuss market access, reimbursement, and pricing strategy for the Licensed Products in the Field in the Territory, and to discuss potential implications on global pricing of the Licensed Products;
(k)review, discuss, and determine whether to approve the Territory Commercialization Plan and any updates thereto for the Licensed Products, as described in Section 7.2 (Territory Commercialization Plan); provided that no members of Viridian’s commercial organization may approve sections of the Territory Commercialization Plan related to the performance of medical affairs with respect to the Licensed Products;
(l)establish joint subcommittees (each, a “Subcommittee”) as necessary or advisable to further the purpose of this Agreement; and
(m)perform such other functions as expressly set forth in this Agreement or allocated to the JSC by the Parties’ written agreement.
3.3.Subcommittees. Pursuant to Section 3.2.4 (JSC Roles and Responsibilities), the JSC will have the authority to establish Subcommittees, including a joint development committee to oversee and coordinate Development of Licensed Antibodies and Licensed Products, and a joint commercialization committee to oversee the Commercialization of Licensed Product, in each case, in the Field in the Territory. Each Subcommittee will be composed of an equal number of representatives from each Party. Each Party may replace its Subcommittee representatives upon written notice to the other Party. All decisions of a Subcommittee will be made by unanimous vote, with each Party’s representatives having one vote. In the event the Parties are unable to reach a unanimous vote with respect to a matter, such matter will be referred to the JSC for resolution.

3.4.Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives (which may include legal counsel), to attend a meeting of the JSC (in a non-voting capacity), if such participants have expertise that is relevant to the planned agenda for such JSC meeting; provided that, if either Party intends to have any Third Party (including any consultant) attend such a meeting, then such Party will provide prior written notice to the other Party reasonably in advance of such meeting and will ensure that such Third Party is bound by obligations of confidentiality and non-use at least as stringent as those set forth in Article 9 (Confidentiality; Publication). Notwithstanding any provision to the contrary set forth in this Agreement, if the other Party objects in good faith to the participation of such Third Party in such meeting due to a bona fide concern regarding competitively sensitive information that is reasonably likely to be discussed at such meeting (i.e., a consultant that also provides services to a Third Party with a Competing Product), then such Third Party will not be permitted to participate in such meeting (or the portion thereof during which such competitively sensitive information is reasonably likely to be discussed).
3.5.Decision-Making.
3.5.1General Process. The JSC will only have the powers expressly assigned to it in this Article 3 (Governance) and elsewhere in this Agreement and will not have the authority to: (a) modify or amend the terms of this Agreement; or (b) waive either Party’s compliance with or rights under the terms of this Agreement. All decisions of the JSC will be made by unanimous vote, with each Party’s representatives having one vote (i.e., one vote per Party). No action taken at any meeting of the JSC will be effective unless there is a quorum at such meeting, and at all such meetings, a quorum will be reached if [***] voting representatives of each Party are present or participating in such meeting. Except as otherwise expressly set forth in this Agreement, the phrases “determine,” “designate,” “confirm,” “approve,” or “determine whether to approve” by the JSC and similar phrases used in this Agreement will mean approval in accordance with this Section 3.5 (Decision Making), including the escalation and tie breaking provisions herein. For the avoidance of doubt, matters that are specified in Section 3.2.4 (JSC Roles and Responsibilities) to be reviewed and discussed (as opposed to reviewed, discussed, and approved) do not require any agreement or decision by either Party and are not subject to the voting and decision-making procedures set forth in this Section 3.5 (Decision-Making) or in Section 3.6 (Resolution of JSC Disputes).
3.5.2Decisions of the JSC. The JSC will use good faith efforts, in compliance with this Section 3.5.2 (Decisions of the JSC), to promptly resolve any such matter for which it has authority. If, after the use of good faith efforts, the JSC is unable to resolve any such matter that is within the scope of the JSC’s authority within a period of [***] days, then a Party may refer such matter for resolution in accordance with Section 3.6.1 (Referral to Executive Officers) to the Chief Executive Officer of Viridian (or an executive officer of Viridian designated by the Chief Executive Officer of Viridian who has the power and authority to resolve such matter) and the Chief Executive Officer of Kissei (or a senior corporate officer or any individual holding the position of senior director or higher of Kissei designated by the Chief Executive Officer of Kissei who has the power and authority to resolve such matter) (collectively, the “Executive Officers”).
3.6.Resolution of JSC Disputes.
3.6.1Referral to Executive Officers. If a Party makes an election under Section 3.5.2 (Decisions of the JSC) to refer a matter on which the JSC cannot reach a consensus decision for resolution by the Executive Officers, then the JSC will submit in writing the respective positions of the Parties to their respective Executive Officers. The Executive Officers will use good faith efforts to resolve any such matter so referred to them as soon as practicable, and any final decision that the Executive Officers agree to in writing will be conclusive and binding on the Parties.

3.6.2Final Decision-Making Authority. If the Executive Officers are unable to reach agreement on any such matter referred to them within [***] days after such matter is so referred (or such longer period as the Executive Officers may agree upon), then:
(a)Kissei Final Decision-Making Authority. [***].
(b)Viridian Final Decision-Making Authority. [***].
(c)Deadlocked Matters. [***].
(d)Third Party Expert Determination Matters. [***].
3.6.3Disputes over Final Decision-Making Authority. [***].
3.6.4Limitations on Decision-Making. Notwithstanding any provision to the contrary set forth in this Agreement, without the other Party’s prior written consent, neither Party (in the exercise of a Party’s final decision-making authority), the JSC, the Third Party Experts, nor a Party’s Executive Officer, in each case, may make a decision that could reasonably be expected to (a) require the other Party to take any action that such other Party reasonably believes would (i) require such other Party to violate any Applicable Law, the requirements of any Regulatory Authority, or any agreement with any Third Party entered into by such other Party or (ii) require such other Party to infringe or misappropriate any intellectual property rights of any Third Party or (b) conflict with, amend, modify, or waive compliance under this Agreement, any Supply Agreement, the PVA, or any other agreement between the Parties related to the subject matter set forth herein.
3.7.Discontinuation of Committees. The JSC and each Subcommittee will continue to exist until the first to occur of (a) the Parties agree to disband the JSC or such Subcommittee or (b) Viridian provides written notice to Kissei of its intention to disband and no longer participate in the JSC or such Subcommittee. Once the JSC or such Subcommittee is disbanded, the disbanded JSC or Subcommittee will have no further obligations under this Agreement and, thereafter, the Alliance Managers will be the points of contact for the exchange of information between the Parties under this Agreement that would otherwise be reported to the disbanded JSC or Subcommittee and any references in this Agreement to decisions of the disbanded JSC or Subcommittee will automatically become references to decisions by and between the Parties in writing, subject to the other terms of this Agreement and consistent with the terms of Section 3.6.2 (Final Decision-Making Authority). If the JSC is disbanded, then any Subcommittees will also be disbanded automatically unless otherwise agreed the Parties.
Article 4
DEVELOPMENT PROGRAM
4.1.Development Diligence and Responsibilities. Subject to the terms of this Agreement, Kissei will be responsible, and will use Commercially Reasonable Efforts, to Develop and to seek, obtain, and maintain Regulatory Approval in the Territory for at least one Licensed Product in each of [***] (“Territory Development”). Without limiting the generality of the foregoing, Kissei will perform the activities set forth in, and Develop the Licensed Products in accordance with, each Territory Development Plan for the Licensed Products and achieve the objectives set forth therein. Kissei will not perform any Development activities for the Licensed Products other than those expressly set forth in a Territory Development Plan, without Viridian’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed.
4.2.Territory Development. All Development of the Licensed Products in the Territory will be conducted pursuant to separate written development plans for each distinct indication, each of which will be approved by the JSC (as each such plan is updated from time to time in accordance with this Section 4.2 (Territory Development) and Section 3.2 (Joint Steering Committee), a “Territory Development Plan”), and Kissei will be primarily responsible for all Territory

Development activities for the Licensed Products. The initial Territory Development Plan for the Licensed Products is set forth on Schedule 4.2 (Territory Development Plan) attached hereto, and includes Territory-Specific Clinical Trials designed to obtain Regulatory Approval of Licensed Products containing each Licensed Antibody for the treatment of each of active TED and chronic TED. Each Territory Development Plan and all updates thereto will contain in reasonable detail (a) [***], (b) [***], and (c) [***]. In addition, at least annually during the Term (or more frequently, as required, upon the occurrence of significant milestone events, such as data readouts or regulatory interactions, or the decision to Develop and obtain regulatory approval for the Licensed Antibodies and Licensed Products), the JSC will review, discuss, and determine whether to approve any updates to each Territory Development Plan. Notwithstanding any provision to the contrary set forth in this Agreement, [***], each Territory Development Plan and all updates thereto must be consistent with a written plan for worldwide development of the Licensed Products as provided to Kissei by Viridian from time to time (the “Global Development Plan”). Upon delivery by Kissei of an Additional Global Clinical Trial Participation Notice in accordance with Section 4.3.1 (Notice of New Global Clinical Trial) for an indication that is not at such time a Territory Development Indication, as further described in Section 4.3.2 (Participation in Additional Global Clinical Trial), the Parties will develop a new Territory Development Plan for such indication and submit such Territory Development Plan to the JSC to review, discuss, and determine whether to approve within the applicable [***] day period. Without limiting the foregoing, within [***] days following Kissei’s receipt from Viridian of each updated Global Development Plan, Kissei will submit to the JSC updated Territory Development Plans for each Territory Development Indication that align with the most recent Global Development Plan and the JSC will review, discuss, and determine whether to approve any such update to each Territory Development Plan. Once approved by the JSC, each update to each Territory Development Plan required pursuant to this Section 4.2 (Territory Development) will become effective and supersede the applicable then-current Territory Development Plan. In the event of any conflict or inconsistency between any Territory Development Plan and the Global Development Plan, the Global Development Plan will control and take precedence.
4.3.Additional Global Clinical Trials.
4.3.1Notice of New Global Clinical Trial. If Viridian decides to commence a Global Clinical Trial for a Licensed Product in any indication, then, no later than [***] days before [***], Viridian will notify Kissei through the JSC of the proposed Additional Global Clinical Trial, which will include, to the extent reasonably available, [***]. If the proposed Additional Global Clinical Trial is to investigate the Licensed Product for use in an indication that is not at such time a Territory Development Indication that is the subject of activities under a Territory Development Plan, then Kissei will have [***] days to determine whether or not to participate in such proposed Additional Global Clinical Trial in the Territory by delivering an Additional Global Clinical Trial Participation Notice during such [***]-day period. Upon Kissei’s reasonable request, the Parties will engage in good faith discussions through the JSC to assist Kissei with its determination as to whether to participate in such proposed Additional Global Clinical Trial for any indication that is not a form of TED.
4.3.2Participation in Additional Global Clinical Trial. If Kissei delivers to Viridian an Additional Global Clinical Trial Participation Notice during such [***]-day period, in accordance with Section 4.3.1 (Notice of New Global Clinical Trial), then, for a period of [***] days following receipt of such notice, the Parties will develop and submit to the JSC to review, discuss, and determine whether to approve a Territory Development Plan for Development of the Licensed Products in the indication that is being investigated in such proposed Additional Global Clinical Trial. The Parties, through the JSC, will develop a separate Territory Development Plan for each indication that [***]. With respect to an indication that is being investigated in such proposed Additional Global Clinical Trial that [***], if the Parties or the JSC, as applicable, cannot, during such [***]-day period, reach agreement as to the Territory Development Plan for Development of the Licensed Products in such indication [***], then such indication will become [***]

upon expiration of such [***]-day period. For clarity, in no event will Kissei initiate any activities in furtherance of any proposed Additional Global Clinical Trial or otherwise investigate any indication that is not at such time a Territory Development Indication until the Parties have agreed in writing on a Territory Development Plan for Development of the Licensed Products in the indication that is being investigated in such proposed Additional Global Clinical Trial in accordance with Section 4.2 (Territory Development).
4.3.3Conduct of Additional Global Clinical Trials. [***]
4.3.4[***]. If, within the applicable [***]-day period set forth above in Section 4.3.1 (Notice of New Global Clinical Trial), (a) Kissei [***]. Further, in such case, notwithstanding any provision to the contrary set forth in this Agreement, unless required by Applicable Law or to comply with its pharmacovigilance obligations, Kissei will not [***].
4.3.5Opt-In to a [***]. On a [***] basis, if, [***], Kissei notifies Viridian in writing that it would like to use the[***] Technology related to such [***] (the date of such notification, the “Opt-In Notification Date”), then:
4.3.6[***]. For the avoidance of doubt, prior to Kissei’s notification in accordance with the first sentence of this Section 4.3.5 (Opt-In to a [***]), the JSC will discuss in good faith the [***] to assist Kissei with its determination as to whether to exercise its opt-in right for [***].
4.4.Standard of Conduct. Kissei will perform, and will cause its Affiliates, Sublicensees, and Subcontractors to perform, all Development activities for the Licensed Products in a timely and professional manner, and in compliance with the Territory Development Plans and all Applicable Law, including as applicable GLP, GCP, cGMP, GVP, and GSP. In addition, Kissei will conduct its obligations with respect to any Global Clinical Trial or Territory-Specific Clinical Trial under the Territory Development Plans in strict adherence with the study design set forth in the applicable protocol therefor and as set forth in such Territory Development Plan, as may be amended from time to time, and will comply with each statistical analysis plan.
4.5.Responsibility for Development Costs.
4.5.1Local Development Costs. Except as otherwise set forth in this Agreement, Kissei will be solely responsible for all costs and expenses incurred by or on behalf of Kissei in connection with the Development of the Licensed Products in the Field in the Territory on or after the Effective Date, including the performance of Development activities for the Licensed Products under the Territory Development Plans. In addition, Kissei will be responsible for all costs arising from any compassionate use or open labels arising from the Development of the Licensed Products in the Field in the Territory on or after the Effective Date.
4.5.2Additional Global Clinical Trials. For any Additional Global Clinical Trial in which Kissei participates in accordance with Section 4.3.2 (Participation in Additional Global Clinical Trial), Kissei will be responsible for (a) 100% of the costs and expenses incurred in the performance of activities in furtherance of such Additional Global Clinical Trial that are performed in or specifically for the Territory and (b) [***]% of all out-of-pocket costs incurred by or on behalf of Viridian in the performance of activities outside of the Territory in furtherance of such Additional Global Clinical Trial (the “Global Clinical Trial Costs”).

4.6.Clinical Trial Audit Rights.
4.6.1Conduct of Audits.
(a)Audits by Viridian. Upon reasonable notification by Viridian and at Viridian’s cost and expense, Viridian or its representatives may conduct an audit of Kissei, its Affiliates, or any of its or their Sublicensees or Subcontractors (including Clinical Trial sites) engaged by Kissei or its Affiliates or Sublicensees to perform Kissei’s obligations under any Territory Development Plan to ensure that the applicable Global Clinical Trials and Territory-Specific Clinical Trials are conducted in compliance with the Territory Development Plans, GCP, GMP, GVP, and Applicable Law; provided that, with respect to any audit of Subcontractors pursuant to this Section 4.6.1(a) (Audits by Viridian), Viridian will only have the right to conduct audits of Clinical Trial sites and other Subcontractors, in each case, that perform activities in furtherance of one or more Global Clinical Trials or if such audit is otherwise required by Applicable Law. Notwithstanding any provision to the contrary set forth in this Agreement, there will be no limit on the number of “for cause” audits that Viridian may conduct of Kissei or any of its Affiliates, Sublicensees, or Subcontractors. Viridian will use reasonable efforts to notify Kissei in writing of any “for cause” audit at least [***] in advance thereof. After preparing or receiving an audit report, Viridian will provide Kissei with a written summary of Viridian’s findings of any deficiencies or other areas of remediation that Viridian identifies during any such audit. Kissei will (i) provide a written response stating how it plans to remediate such deficiencies or other areas of remediation identified by Viridian and (ii) use reasonable efforts to remediate any such deficiencies no later than [***] days after Kissei’s receipt of such report, at Kissei’s cost and expense.
(b)Audits by Kissei. Upon reasonable notification by Kissei and at Kissei’s cost and expense, Kissei or its representatives may conduct an audit of Viridian, its Affiliates, or any (sub)licensees or subcontractors engaged by Viridian or its Affiliates to perform Global Clinical Trials for which Kissei is conducting one or more Territory-Specific Clinical Trials to ensure such Global Clinical Trials are conducted in compliance with the Global Development Plan, GCP, GMP, GVP, and Applicable Law; provided that Kissei will only have the right to conduct audits of subcontractors and Clinical Trial sites that perform activities in furtherance of one or more Global Clinical Trials or if such audit is otherwise required by Applicable Law. Notwithstanding any provision to the contrary set forth in this Agreement, there will be no limit on the number of “for cause” audits that Kissei may conduct of Viridian or any of its Affiliates, (sub)licensees, or subcontractors. Kissei will use reasonable efforts to notify Viridian in writing of any “for cause” audit at least [***] in advance thereof. After preparing or receiving an audit report, Kissei will provide Viridian with a written summary of Kissei’s findings of any deficiencies or other areas of remediation that Kissei identifies during any such audit. Viridian will (i) provide a written response stating how it plans to remediate such deficiencies or other areas of remediation identified by Kissei and (ii) use reasonable efforts to remediate any such deficiencies no later than [***] days after Viridian’s receipt of such report, at Viridian’s cost and expense.
4.6.2Deficient Sublicensees and Replacement. With respect to any Global Clinical Trial or Territory-Specific Clinical Trial, if any audit of a Kissei Clinical Trial site identifies any deficiencies (each, a “Deficient Site”) that, as agreed by the Parties, may cause a Regulatory Authority to reject or otherwise deem deficient the Clinical Trial data from Kissei’s conduct of any such Global Clinical Trial or Territory-Specific Clinical Trial (as applicable) at such Deficient Site, then subject to Kissei’s right to remediate under Section 4.6.1 (Conduct of Audits), if Kissei is unable to successfully remediate the situation and reasonably eliminate the condition causing the Clinical Trial site to be a

Deficient Site, then Kissei will promptly remove such Deficient Site from the applicable Global Clinical Trial or Territory-Specific Clinical Trial or, if needed, replace such Deficient Site with a new Clinical Trial site (a “Replacement Site”) within the Territory at Kissei’s sole cost and expense in accordance with the Quality Agreement or such other similar written agreement between the Parties (unless not permitted by Applicable Law, if required by Regulatory Authority, or for ethical reasons). Any such Replacement Site will be compliant in all respects with Applicable Law and the Quality Agreement or such other similar agreement agreed upon by the Parties. In addition, if the Parties agree in writing, as a result of any audit conducted pursuant to Section 4.6.1 (Conduct of Audits) that any Sublicensee or Subcontractor (including any contract research organizations) is not performing its activities in accordance with GLP, cGMP, GCP, GVP, or GSP, as applicable, or in compliance with Applicable Law or that any deficiencies identified as a result of any such audit related to any such Sublicensee’s or Subcontractor’s performance, as agreed by the Parties, may cause a Regulatory Authority to reject or otherwise deem deficient the Clinical Trial data from Kissei’s conduct of any such Global Clinical Trial or Territory-Specific Clinical Trial (as applicable) (each, a “Deficient Sublicensee”), then Kissei will promptly remove such Deficient Sublicensee from performing further activities under the Territory Development Plans and replace such Deficient Sublicensee with a new Sublicensee engaged in accordance with Section 2.2 (Sublicensing and Subcontractors) to perform the applicable Development activities at Kissei’s sole cost and expense. If Kissei is unable to mitigate the deficiencies or replace any Deficient Site with a Replacement Site or Deficient Sublicensee with a replacement Sublicensee, as applicable, or, as agreed by the Parties in writing, is unable to do so in a timely manner so as not to jeopardize the Parties’ ability to meet the timelines for Regulatory Submissions set forth in the Territory Development Plans, as applicable, [***].
4.6.3Kissei Audits. Kissei will provide Viridian with copies of all material quality oversight or audit reports (which will include all such reports that include any critical or major observations) prepared in connection with any audit that Kissei or its Affiliates or Sublicensees conduct of any Sublicensee, Subcontractor, or Clinical Trial site that Kissei or its Affiliates or Sublicensees have engaged or are evaluating to potentially engage to fulfill Kissei’s obligations under a Territory Development Plan as soon as Kissei receives or prepares any such report (as applicable), and Viridian may provide any such reports to any counterparty to any Third Party IP Agreement if required by the terms of such Third Party IP Agreement. If Viridian believes in good faith that any such quality oversight or audit report may be necessary in connection with obtaining, supporting, or maintaining one or more Regulatory Approvals for the Licensed Products or for other communications with Regulatory Authorities outside of the Territory, then upon Viridian’s request, Kissei will provide a copy of any such quality oversight or audit report to Viridian and, if such report is not in English, a translation in English in accordance with Section 15.16 (Language; Translations).
4.6.4Regulatory Inspections by Regulatory Authorities Outside the Territory. In the event that any Regulatory Authority outside the Territory, such as the U.S. FDA, intends to conduct an inspection of Kissei, any of its Affiliates, or any of its or their Sublicensees or Subcontractors (including Clinical Trial sites) in the Territory that is related to the Exploitation of one or more Licensed Products, Viridian will notify Kissei of such inspection within [***] days after Viridian receives notice from such Regulatory Authority or becomes aware of an unannounced inspection. Kissei will permit such inspection and ensure that all Affiliates and Sublicensees that are not Subcontractors permit, and use reasonable efforts to ensure that all Subcontractors permit (to the extent permitted under any agreement between Kissei and such Subcontractor), such inspection. To the extent permitted by Applicable Law, Kissei will promptly provide Viridian with all reasonably available information related to any such inspection that is related to the Exploitation of one or more Licensed Products. Viridian will have the right, but not the obligation, to be present at any such inspection of Kissei. In the event that such Regulatory Authority conducts an inspection of medical institutions or manufacturing facilities in the Territory related to the MAA for the Licensed Products other than in the Field in the Territory, [***].
4.6.5Regulatory Inspections by Regulatory Authorities in the Kissei Territory. In the event that any Regulatory Authority in the Territory, such as the PMDA, intends to conduct an inspection of Viridian, any of its Affiliates, or its or their (sub)licensees or subcontractors (including Clinical Trial sites) outside the Territory that is related to the Exploitation of one or more Licensed Products in the Field in the Territory, Kissei will notify Viridian of such inspection within [***] days after Kissei receives notice from such Regulatory Authority or becomes aware of an unannounced inspection. Viridian will permit such inspection and ensure that all Affiliates permit, and use reasonable efforts to ensure that all (sub)licensees and subcontractors permit (to the extent permitted under any agreement between Viridian and such subcontractor), such inspection. To the extent permitted by Applicable Law, Viridian will promptly provide Kissei with all reasonably available information related to any such inspection that is related to the Exploitation of one or more Licensed Products in the Field in the Territory. Kissei will have the right, but not the obligation, to be present at any such inspection of Viridian. In the event that such Regulatory Authority conducts an inspection of medical institutions or manufacturing facilities outside the Territory related to the MAA for the Licensed Products in the Field in the Territory, Kissei shall be responsible for the out-of-pocket costs associated with such inspection incurred by Viridian or its Affiliates.
4.7.Development Records. Kissei will, and will cause its Affiliates, Sublicensees, and Subcontractors to, maintain reasonably complete, current, and accurate records of all Development activities conducted by or on behalf of Kissei, and its Affiliates, Sublicensees, and Subcontractors, respectively, pursuant to this Agreement and all data and other information resulting from such activities consistent with its usual practices, in validated computer systems that are compliant with in accordance with Applicable Law of the Territory and ICH guidelines. Kissei will maintain all such records for a period of [***] years after the end of the Term, or for such longer time as required by Applicable Law. Such records will fully and properly reflect all work done and results achieved in the performance of the Development activities for the Licensed Products in good scientific manner appropriate for regulatory and patent purposes; provided that [***]. Kissei will document all non-clinical and preclinical studies and Clinical Trials in formal written study reports in accordance with GLP, cGMP, and GCP, as applicable, and in compliance with Applicable Law of the Territory and ICH guidelines. Upon Viridian’s reasonable request, not more frequently than [***] during which Kissei or its Affiliates, Sublicensees, or Subcontractors are performing or having performed Development activities for the Licensed Products, Kissei will, and will cause its Affiliates, Sublicensees, and Subcontractors to, allow Viridian to access, review, and copy such records (including access to relevant databases); provided that, unless the Parties otherwise agree, [***]. [***]. If any such records are not in English, then Kissei will provide copies in English in accordance with Section 15.16 (Language; Translations). Viridian and its Affiliates, licensees, licensors, and Sublicensees will have the right to use the data and results generated by or on behalf of Kissei and its Affiliates, Sublicensees, and Subcontractors hereunder to Exploit the Licensed Products outside of the Territory and, subject to Viridian’s receipt of Kissei’s written consent in accordance with Section 4.3.4 ([***]), to perform Development activities in the Territory in furtherance of a [***].
4.8.Development Reports. At each meeting of the JSC, Kissei will provide the JSC, at Kissei’s sole cost and expense, with a reasonably detailed written report, in any format (including a slide deck), summarizing [***]. Such reports will be in English. Kissei may establish a secure link that includes adequate encryption safeguards to provide Viridian with electronic access to such information in accordance with all Applicable Law, provided that Viridian will reasonably cooperate in the establishment of such secure link. Without limiting the foregoing, such reports will contain sufficient detail to enable Viridian to assess Kissei’s compliance with its Development diligence obligations set forth in Section 4.1 (Development Diligence and Responsibilities). Kissei will promptly respond to Viridian’s reasonable requests from time to time for additional information regarding significant Development activities for the Licensed Products performed by or on behalf of Kissei or its Affiliates, Sublicensees, or Subcontractors.

The Parties will discuss the status, progress, and results of all Development activities at each JSC meeting. Such reports will be the Confidential Information of Kissei and subject to the terms of Article 9 (Confidentiality; Publication).
4.9.Data Exchange and Use. In addition to its Adverse Event and safety data reporting obligations set forth in Section 5.6 (Adverse Events Reporting), each Party will promptly provide the other Party, through the JSC, with copies of all data and results and all supporting documentation [***] owned, controlled, or otherwise held for use by such Party that are generated by or on behalf of such Party or its Affiliates, Sublicensees, or Subcontractors, if applicable, in the Development of the Licensed Products in the Field, including all data and results (or on whose behalf such data and results are generated) in the course of conducting such non-clinical or preclinical studies or Clinical Trials for the Licensed Products. Each Party will provide such documents in English. Such data, results, and supporting documentation provided by a Party pursuant to this Section 4.9 (Data Exchange and Use) will be the Confidential Information of such Party, and such Party will be the Disclosing Party with respect thereto, in each case, subject to the terms of Article 9 (Confidentiality; Publication). Kissei will have the exclusive right to use and reference such data and results provided by Viridian, including Viridian Generated Data, for the purpose of performing Development activities in accordance with this Agreement (including under any Territory Development Plan), and obtaining, supporting, and maintaining Regulatory Approvals, and any Reimbursement Approval, as applicable, of the Licensed Products in the Field in the Territory without additional consideration. Viridian and its designees will have the exclusive right to use and reference such data and results provided by Kissei for the purpose of Developing the Licensed Products, and obtaining, supporting, or maintaining Regulatory Approval or any Reimbursement Approval, as applicable, of the Licensed Products outside the Territory, without additional consideration.
4.10.Dispatch. [***].
4.11.Viridian Support Plan. Viridian agrees to provide the cooperation and assistance to be expressly provided under Section 5.4 (Viridian’s Responsibilities) and Section 7.1 (Commercialization Diligence and Responsibilities), or as may be requested by Kissei and agreed by Viridian from time to time, in each case, in accordance with a written support plan (such plan, as may be updated in accordance with this Section 4.11 (Viridian Support Plan), the “Viridian Support Plan”). The JSC will discuss, review, and determine whether to approve the Viridian Support Plan, provided that any such plan must (a) [***], (b) [***], (c) [***], and (d) [***]. At least annually during the Term, and as more frequently as may otherwise be requested by the Parties, the JSC will review, discuss, and determine whether to approve any updates to the Viridian Support Plan. [***]. Notwithstanding the foregoing, for the purpose of clarification, Viridian will provide to Kissei, free of charge, the Viridian Know-How in the possession and Control of Viridian and its Affiliates that is necessary for Regulatory Submissions for the Licensed Products in the Territory.
Article 5
REGULATORY
5.1.Regulatory Strategy. The JSC will discuss, develop, and determine whether to approve a regulatory strategy for the Licensed Products in the Field in the Territory (which, strategy will include the estimated timeline for submission of MAAs for the Licensed Products in the Field in the Territory) to be included in the Territory Development Plans. Notwithstanding any provision to the contrary set forth in this Agreement, including Kissei’s final decision-making authority under Section 3.6.2(a) (Kissei Final Decision-Making Authority), such regulatory strategy and all updates thereto must be consistent with the global regulatory strategy set forth in the then-current Global Development Plan provided by Viridian to Kissei, unless otherwise agreed in writing by Viridian. From time to time the JSC may review, discuss, and determine whether to approve any update the regulatory strategy for the Licensed Products. Once approved by the JSC, each update to a regulatory strategy for the Licensed Products will become effective and supersede the then-current regulatory strategy for the Licensed Products.

5.2.Kissei’s Responsibilities.
5.2.1Obtaining and Maintaining Regulatory Approvals. Through its reports submitted to the JSC, Kissei will keep Viridian reasonably informed of regulatory developments related to each Licensed Product in the Field in the Territory and will promptly notify Viridian in writing of any decision by any Regulatory Authority in the Territory regarding each Licensed Product; provided that, without limiting the foregoing, Kissei will notify Viridian of receipt of each Regulatory Approval within [***] Business Days following such receipt. Subject to this Section 5.2.1 (Obtaining and Maintaining Regulatory Approvals), for each Territory Development Indication for each Licensed Product, Kissei will be the marketing authorization holder in the Field in the Territory and will be responsible for all regulatory activities leading up to and including obtaining, and thereafter maintaining, Regulatory Approvals and any Reimbursement Approvals in the Field in the Territory, in its own name or in the name of its Affiliate.
5.2.2Regulatory Assistance. Each Party will cooperate fully and in a timely manner to assist the other Party (including, in the event Viridian is the other Party, to the extent a (sub)licensee of Viridian requests assistance) in its efforts to prepare and submit any Regulatory Submissions to obtain, support, or maintain Regulatory Approvals for the Licensed Products outside the Territory (in the case of Viridian) and in the Field in the Territory (in the case of Kissei), including by providing to the other Party all data and documentation related to the Licensed Products generated by such Party or its Affiliates, to the extent otherwise required to be provided to such Party under this Agreement, and which assistance and data generation must be in accordance with Applicable Law and requirements and standards by the FDA or other applicable Regulatory Authority, as well as any necessary samples and materials.
5.2.3Review of Regulatory Submissions. Kissei will provide to Viridian (through the JSC, the Alliance Managers, or their designees) for review and comment drafts of all material Regulatory Submissions (including all INDs and MAAs) and all proposed Approved Labeling in the Field in the Territory for each Licensed Product in each Territory Development Indication, and [***]. The JSC will review any changes in regulatory strategy and, to the extent requested by Viridian, will discuss any Regulatory Submission for which Kissei is responsible and all proposed Approved Labeling in the Field in the Territory for each Licensed Product. All INDs, MAAs, Approved Labeling, and other Regulatory Submissions for the Licensed Products in the Field in the Territory will be consistent with the then-current regulatory strategy. In addition, Kissei will notify Viridian of any substantive Regulatory Submissions in the Territory and proposed Approved Labeling for each Licensed Product and any comments or other substantive correspondences related thereto submitted to or received from any Regulatory Authority in the Territory and will provide Viridian with copies thereof as soon as reasonably practicable, but in any event within [***] days after submission or receipt thereof (or such longer time period as may be necessary to obtain translations thereof). If any such Regulatory Submission or proposed Approved Labeling, comment, or correspondence is not in English, then Kissei will provide Viridian with an English translation in accordance with Section 15.16 (Language; Translations).
5.2.4Notice of Meetings. Kissei will provide Viridian with notice of any meeting or discussion with any Regulatory Authority in the Field in the Territory related to the Licensed Products no later than [***] Business Days after receiving notice thereof or in any event with as much advanced notice as is possible prior to such meeting or discussion if Kissei receives notice thereof less than [***] Business Days in advance of the applicable meeting or discussion. Kissei (or its designee) will lead any such meeting or discussion and Viridian or its designee will have the right, but not the obligation, to attend and participate in any such meeting or discussion unless prohibited or restricted by Applicable Law or Regulatory Authority. At Viridian’s request, Viridian may participate in any preparations of Kissei or its Affiliates or Sublicensees for any such meeting or discussion. If Viridian elects not to attend such meeting or discussion, then Kissei will provide to Viridian a written summary thereof in English promptly following such meeting or discussion, as well as any formal minutes generated by the Regulatory Authority.
5.2.5Responsibility for Costs and Expenses. Kissei will be responsible for all costs and expenses incurred by Kissei or its Affiliate and Sublicensees in connection with the performance of all regulatory activities leading up to and including obtaining and thereafter maintaining, Regulatory Approvals and any Reimbursement Approvals, as applicable, for the Licensed Products from Regulatory Authorities in the Field in the Territory. Notwithstanding any provision to the contrary set forth in this Agreement, Kissei will not be responsible for costs and expenses incurred by Viridian or its Affiliates and Sublicensees in connection with the performance of regulatory activities leading up to and including obtaining and thereafter maintaining, Regulatory Approvals or any Reimbursement Approvals, as applicable, for the Licensed Products from Regulatory Authorities outside the Field in the Territory and outside the Territory.
5.3.Communications with Regulatory Authorities. Unless otherwise agreed by the Parties (or unless otherwise set forth in this Agreement), Kissei will not, and will ensure that its Affiliates and its Sublicensees do not, communicate with any Regulatory Authority having jurisdiction outside of the Territory or outside of the Field in the Territory with respect to the Licensed Products, unless so ordered by such Regulatory Authority, in which case, Kissei will immediately notify Viridian of such order.
5.4.Viridian’s Responsibilities. In accordance with the Viridian Support Plan, Viridian will reasonably cooperate with Kissei in obtaining any Regulatory Approvals and any Reimbursement Approvals, including any responses to inquiries by Regulatory Authorities, as applicable, for the Licensed Products in the indications that are the subject of each Territory Development Plan in the Field in the Territory by providing access to Regulatory Approvals, Regulatory Submissions, clinical data, and other data (including chemistry, manufacturing, and controls data necessary required by a Regulatory Authority in the Territory), information, documentation, samples and materials for the Licensed Products, both inside and outside of the Territory, in each case, to the extent (a) Controlled by Viridian, (b) not previously provided to Kissei, and (c) [***] for Kissei to obtain Regulatory Approvals in the Territory Development Indications in the Field, [***].
5.5.Right of Reference. Each Party will grant, and hereby does grant, to the other Party a right of reference to all Regulatory Submissions pertaining to the Licensed Products in the Territory Development Indications in the Field submitted by or on behalf of such Party or its Affiliates, which right of reference (a) to Regulatory Submissions submitted by or on behalf of Viridian is exclusive to Kissei in the Territory Development Indications in the Field in the Territory, and (b) to Regulatory Submissions submitted by or on behalf of Kissei is exclusive to Viridian outside the Territory. Kissei will not grant a right of reference to any Regulatory Submission pertaining to one or more Licensed Products to any Third Party outside of the Field in the Territory. Kissei may use such right of reference to Viridian’s Regulatory Submissions solely for the purpose of performing Development activities for the Licensed Products in accordance with this Agreement and the Territory Development Plans and to seek, obtain, support, and maintain Regulatory Approvals and any Reimbursement Approvals, as applicable, for the Licensed Products in the Territory Development Indications in the Field in the Territory, [***]. Viridian may use such right of reference to Kissei’s Regulatory Submissions, if any, solely for the purpose of Developing the Licensed Products and to seek, obtain, support, and maintain Regulatory Approval and any Reimbursement Approvals for the Licensed Products outside of the Territory. Each Party will bear its own costs and expenses associated with providing the other Party with the right of reference pursuant to this Section 5.5 (Right of Reference). Each Party will take such actions as may be reasonably requested by the other Party to give effect to the intent of this Section 5.5 (Right of Reference) and to give the other Party the benefit of the granting Party’s Regulatory Submissions in the other Party’s territory as provided herein. Such actions may include providing to the other Party copies of correspondence and communications received from the applicable Regulatory Authorities related to such Party’s application for Regulatory Approval of the Licensed Products in the Field in the Territory (if Kissei is the Party seeking Regulatory

Approval) and of the Licensed Products outside of the Territory (if Viridian is the Party seeking Regulatory Approval).
5.6.Adverse Events Reporting.
5.6.1Pharmacovigilance Agreement. No later than [***] days after the Effective Date, but in any event prior to [***], the Parties will enter into a written agreement setting forth worldwide safety and pharmacovigilance procedures for the Parties with respect to the Licensed Products, such as safety data sharing and exchange, Adverse Events reporting and prescription events monitoring in a written agreement (the “PVA”). The PVA will describe the obligations of both Parties with respect to the coordination of collection, investigation, reporting, and exchange of information between the Parties concerning any Adverse Event or any other safety problem of any significance, and product quality and Product Complaints involving Adverse Events, sufficient to permit each Party, its Affiliates, licensees or sublicensees to comply with its legal obligations. The PVA will be promptly updated if required by changes in legal requirements. Each Party hereby agrees to comply with its respective obligations under the PVA and to cause its Affiliates, licensees and Sublicensees to comply with such obligations. To the extent there is any disagreement between this Section 5.6 (Adverse Event Reporting), Section 5.7 (Safety and Regulatory Audits), or any related definitions and the PVA, the PVA will control with respect to safety matters and this Agreement will control with respect to all other matters Notwithstanding any provision to the contrary in this Agreement or the PVA, each Party and its Affiliates, licensees, and Sublicensees will have the right to disclose information related to the safety of the Licensed Products to the extent that such disclosure is required for such Party to comply with its obligations under Applicable Law or the safety requirements of the applicable Regulatory Authorities. The Parties will cooperate with each other to address any safety-related inquiries or requests for safety assessment by any Regulatory Authority, including providing any necessary data or information in a timely manner. To the extent that there is a conflict between the terms of this Agreement and the terms of the PVA, the terms of the PVA will govern with respect to the subject matter set forth therein.
5.6.2Safety Databases. Kissei will maintain an Adverse Event database for Clinical Trials for the Licensed Products conducted in the Field in the Territory under the Territory Development Plans, at its sole cost and expense. Kissei will be responsible for: (a) reporting to the applicable Regulatory Authorities all quality complaints, Adverse Events, and safety data related to the Licensed Products for all Territory-Specific Clinical Trials or Global Clinical Trials; and (b) responding to safety issues and to all requests of Regulatory Authorities related to the Licensed Products in the Field in the Territory. Kissei will provide Viridian, upon Viridian’s request, query results from Kissei’s safety database for the Licensed Products. Kissei will provide such query results in its original language and a translation in English in accordance with Section 15.16 (Language; Translations). Viridian will maintain a global safety database for Global Clinical Trials for the Licensed Products.
5.7.Safety and Regulatory Audits.
5.7.1Safety and Regulatory Audits by Viridian. In addition to its rights to conduct audits pursuant to Section 4.6 (Clinical Trial Audit Rights), upon Viridian’s reasonable notification to Kissei and no more frequently [***], Kissei will, will cause its Affiliates and Sublicensees that are not Subcontractors to, and will use reasonable efforts to cause its Subcontractors (including Subcontractors that are granted a sublicense) to (to the extent permitted under any agreement between Kissei and such Subcontractor), permit Viridian or its representatives to conduct audits of safety and regulatory systems, procedures, or practices of Kissei or its Affiliates, Sublicensees, or Subcontractors relating to the Licensed Products, including the Adverse Event database maintained by Kissei pursuant to Section 5.6.2 (Safety Databases). With respect to any inspection of Kissei, its Affiliates, or its or their Sublicensees or Subcontractors (including Clinical

Trial sites) by any Governmental Authority relating to the Licensed Products, Kissei will notify Viridian of such inspection as soon as Kissei becomes aware of any such inspection. To the extent permitted by Applicable Law, Kissei will promptly provide Viridian with all reasonably available information related to any such inspection, and Kissei will also permit Governmental Authorities outside of the Territory to conduct inspections of it or its Affiliates or Sublicensees relating to the Licensed Products, and will ensure that all such Affiliates permit such inspections and will ensure that all Sublicensees permit such inspections. Viridian will have the right, but not the obligation (unless required by Applicable Law or any Governmental Authority), to be present at any such inspection of Kissei. Following any such regulatory inspection related to the Licensed Products, Kissei will (a) notify Viridian in writing of any critical or major observations contained in any findings, notice, or report provided by any Governmental Authority within one Business Day following Kissei’s receipt of the same and (b) for any other observations, provide Viridian with an unredacted copy (and an English translation thereof) of any findings, notice, or report provided by any Governmental Authority related to such inspection (to the extent related to the Licensed Products) within [***] Business Days following Kissei’s receipt of the same.
5.7.2Safety and Regulatory Audits by Kissei. Upon Kissei’s reasonable notification to Viridian and [***], Viridian will, will cause its Affiliates and (sub)licensees to, and will use reasonable efforts to cause its subcontractors to (to the extent permitted under any agreement between Viridian and such subcontractor), permit Kissei or its representatives to conduct audits of safety and regulatory systems, procedures, or practices of Viridian or any of its Affiliates, (sub)licensees, or subcontractors relating to the Licensed Products in the Field. With respect to any inspection of Viridian or its Affiliates, (sub)licensees, or subcontractors (including Clinical Trial sites) by any Governmental Authority relating to the Licensed Products in the Field, Viridian will notify Kissei of such inspection as soon as Viridian becomes aware of any such inspection. To the extent permitted by Applicable Law, Viridian will promptly provide Kissei with all reasonably available information related to any such inspection to the extent such information is controlled by Viridian and Viridian is not prohibited from sharing such information under contractual obligations of confidentiality and non-use owed to any Third Party. Following any such regulatory inspection related to the Licensed Products, Viridian will (a) notify Kissei in writing of any critical observations contained in any findings, notice, or report provided by any Governmental Authority within [***] Business Day following Kissei’s receipt of the same and (b) provide Kissei with an unredacted copy of any findings, notice, or report provided by any Governmental Authority related to such inspection (to the extent related to the Licensed Products) within [***] Business Days following Viridian’s receipt of the same.
5.8.Notice of Regulatory Action.
5.8.1Notice of Regulatory Action to Kissei. If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity Kissei relating to one or more Licensed Products, then Kissei will notify Viridian of such contact, inspection, or notice or action as soon as Kissei becomes aware of such contact, inspection, or notice of action. [***].
5.8.2Notice of Regulatory Action to Viridian. If any Regulatory Authority takes or give notice of its intent to take any regulatory action with respect to any activity of Viridian that would reasonably be expected to materially affect the Development or Commercialization of one or more Licensed Products in the Field in the Territory, then Viridian will notify Kissei of such contact, inspection, or notice or action as soon as Viridian becomes aware of such contact, inspection, or notice of action. [***].
5.9.Remedial Actions. If a recall, withdrawal, or correction (including the dissemination of relevant information) of any Licensed Product in the Territory (a “Remedial Action”) is required by a Regulatory Authority of competent jurisdiction in the Territory, then Kissei will notify Viridian as soon as Kissei receives such Remedial Action notice from a Regulatory Authority. In addition, if Kissei desires to initiate a Remedial Action that is not required by a Regulatory Authority of competent jurisdiction in the Territory, then Kissei will provide written notice of such desire, and [***]; provided that [***]. Promptly after being notified of such Remedial Action, Viridian will provide Kissei with such assistance in connection with such Remedial Action as may be reasonably requested by Kissei but, for the avoidance of doubt, Kissei will be responsible for conducting Remedial Actions in the Territory. All costs and expenses in connection with a Remedial Action in the Territory, including the costs and expenses related to the dissemination of relevant information, collection and proper destruction of recalled Licensed Product, and replacement of recalled Licensed Product with Licensed Product will be borne by Kissei, provided, however, that [***]. In addition, if Viridian notifies Kissei that in Viridian’s reasonable judgment a Remedial Action of a Licensed Product in the Territory is necessary for any reason (including for any Manufacturing issue related to a Licensed Product that Viridian reasonably believes could give rise to a Remedial Action), then Kissei will initiate such Remedial Action in accordance with Viridian’s request, provided that [***].
Article 6
MANUFACTURING
6.1.Quality Agreement. Prior to [***], the Parties will enter into a written agreement, approved by quality representatives of both Parties, that (a) defines and establishes the each Party’s Manufacturing activities it will perform in accordance with this Agreement, (b) describes how each Party will comply with GMP and other Applicable Law, (c) and sets forth each Parties obligations with respect to the coordination of reporting, investigating, and exchanging information concerning Product Complaints to the extent not included in the PVA (the “Quality Agreement”). From time-to-time during the Term, the Parties may amend the then-current Quality Agreement upon written agreement of the Parties. Each Party will comply with its respective obligations under the Quality Agreement and to cause its Affiliates, licensees, Sublicensees, and Subcontractors to comply with such obligations. If there are any conflicts between this Agreement and the Quality Agreement, then the provisions of this Agreement will govern, except with respect to all matters related to GMP (e.g., manufacture, testing, release, storage and shipment of product, etc.), in which case, the Quality Agreement will take precedence.
6.2.Supply by Viridian. Promptly after the Effective Date, the Parties will [***] enter into a supply agreement for the supply to Kissei of the Licensed Products for Development activities and a supply agreement for the supply to Kissei of Licensed Products for Commercialization activities pursuant to this Agreement (each such agreement, a “Supply Agreement”). The terms of the Supply Agreement and the Quality Agreement will be consistent with the terms of this Agreement and the terms of those supply agreements between Viridian and its Third Party CMOs, to the extent applicable to the supply of the Licensed Products in the Territory. Viridian will use Commercially Reasonable Efforts, in accordance with the Supply Agreement, to Manufacture, or have Manufactured, Licensed Products sufficient to meet Kissei’s Development and Commercialization requirements of a Licensed Product in the Territory. Kissei will purchase from Viridian its requirements of the Licensed Products as necessary for Kissei to fulfill its obligations under this Agreement related to the Development and Commercialization of the Licensed Products in the Field in the Territory. Viridian will supply Licensed Product [***] to Kissei pursuant to this Section 6.2 (Supply by Viridian) at a transfer price equal to [***]. If Kissei’s royalty obligations under Section 8.3 (Royalty Payments) [***] exceeds [***], then, upon Kissei’s written request, the Parties will discuss the [***] of the Licensed Products. Viridian will invoice Kissei for the Licensed Products on the terms to be set forth in the applicable Supply Agreement, and Kissei will pay all undisputed invoiced amounts within [***] days after the date of the invoice. [***].
6.3.Supply by Kissei. If (a) [***] (b) [***], then, in each case ((a) or (b)), Viridian will complete a technology transfer to Kissei of Viridian Manufacturing Know-How within Viridian’s Control that is [***] to Manufacture or have Manufactured such Licensed Antibodies and Licensed

Products for use in the Territory in accordance with a technology transfer plan to be developed by Viridian and submitted to the JSC for its review, discussion, and approval (the initiation of such technology transfer, the “Manufacturing Transfer Initiation,” and such plan, the “MTT Plan”). Following completion of such technology transfer of such Viridian Manufacturing Know-How, Kissei will be responsible for Manufacturing Licensed Antibodies or Licensed Products for its own use in the Territory and all costs of Manufacturing will be at Kissei’s sole cost and expense.
6.4.Packaging and Labeling. Kissei, in its capacity as manufacturer and MAA holder, will be responsible for the elaboration and filing of packaging artworks and mock-ups, and for the routine maintenance and production of Packaging and Labeling components for the Licensed Products for the Territory in or outside the Territory. Kissei must consult with Viridian during the development of the Approved Labeling for the Licensed Products in the Territory, and provide Viridian with the opportunity to review and provide comments on, all Licensed Product look and feel of Packaging and Labeling (including providing Viridian the right to review all mockups thereof prior to submission thereof to the Regulatory Authorities in the Territory). [***]. The Parties will discuss and agree in writing on the implementation of any label changes to the Approved Labeling based on then-current Licensed Product inventory labels prior to making any submission to any Regulatory Authority in the Territory regarding such label changes. Kissei will be solely responsible for all costs and expenses associated with Packaging and Labeling the Licensed Products received from Viridian as necessary to Commercialize the Licensed Products in the Territory, including any costs or expenses associated with any label changes or remanufacturing of any Licensed Product due to changes requested or required by any Regulatory Authority in the Territory. Kissei will provide to Viridian the most up-to-date version of prescribing information, labels, inserts, and other materials to be included in the Approved Labeling of such Licensed Product in the Territory in the form of image files for Viridian’s reference purposes (a) [***] prior to [***] and (b) [***]. Kissei will provide such prescribing information, labels, inserts, and other materials in their original language and, if not in English, translated versions of such prescribing information, labels, inserts, and other materials in English in accordance with Section 15.16 (Language; Translations).
6.5.Product Tracking in the Territory. Kissei will, and will ensure that its Affiliates and Sublicensees, maintain adequate records to permit the Parties to trace the distribution, sale, and use of the Licensed Products in the Territory in accordance with the Quality Agreement. At Viridian’s reasonable request, Kissei will provide such records to Viridian, and, if such records are not in English, translated versions of such records in English in accordance with Section 15.16 (Language; Translations).
6.6.Audits of Packaging and Labeling and Manufacturing.
6.6.1Audits by Viridian. If [***], then during normal business hours and upon reasonable written notice to Kissei, Kissei will, will cause its Affiliates and Sublicensees that are not Subcontractors to, and will use reasonable efforts to cause its Subcontractors (including Subcontractors that are granted a sublicense and to the extent permitted under any agreement between Kissei and such Subcontractor) to, provide Viridian with the opportunity to (a) audit all records of Kissei or its Affiliates, Subcontractors, and Sublicensees (as applicable) in connection with the Packaging and Labeling of Licensed Products or, following a [***], the Manufacturing of the Licensed Antibodies and Licensed Products by or on behalf of Kissei or its Affiliates (the “Manufacturing Activities”), and (b) visit the offices and laboratories of Kissei or its Affiliates, Subcontractors, and Sublicensees (as applicable) to discuss with such party the Manufacturing Activities for the sole purpose of conducting a technical audit with respect to the Manufacturing Activities, provided that [***]. Viridian will provide to Kissei in writing all material audit reports generated following the conduct of such audits that are in Viridian’s possession and Control and not prohibited by Applicable Law or any agreement with the applicable Third Party. In the event that the results of such audit reveal any deficiencies or other areas of remediation pursuant to GxP and Applicable Law with respect to Kissei’s (or its Affiliate’s, Subcontractor’s, or Sublicensee’s, as

applicable) Manufacturing Activities, then Viridian will notify Kissei in writing of the foregoing, and [***].
6.6.2Audits by Kissei. During normal business hours and upon reasonable written notice to Viridian, Viridian will, will cause its Affiliates to, and will use reasonable efforts to cause its subcontractors (to the extent permitted under any agreement between Viridian and such subcontractor) to, provide Kissei with the opportunity to, to the extent permitted under the agreement between Viridian and the applicable Third Party (a) audit all records of Viridian or its Affiliates or Subcontractors (to the extent permitted pursuant to the applicable agreement between Viridian and such Subcontractor) (as applicable) that have been generated in connection with the Manufacturing of Licensed Products for use by Kissei in the Field in the Territory for the sole purpose of conducting a technical audit with respect to the manufacturing processes and procedures for the Licensed Product for use by Kissei in the Field in the Territory and (b) visit the offices and laboratories of Viridian or its Affiliates (as applicable) to discuss with such Third Party the Manufacturing Activities for the sole purpose of conducting a technical audit with respect to the Manufacturing Activities, [***]. Kissei will provide Viridian in writing all audit reports generated. In the event that the results of such audit reveal any deficiencies or other areas of remediation pursuant to GxP and Applicable Law with respect to Viridian’s Manufacturing Activities for Licensed Product to be used for Clinical Development or Commercialization in the Territory, then Kissei will notify Viridian in writing of the foregoing, [***].
6.7.Supply Following [***]. [***].
Article 7
COMMERCIALIZATION
7.1.Commercialization Diligence and Responsibilities. Kissei will be responsible, and will use Commercially Reasonable Efforts, to obtain Reimbursement Approvals for and Commercialize the Licensed Products in each Territory Development Indication for which Regulatory Approval is granted in the Field in the Territory. Kissei will conduct Commercialization of the Licensed Products in the Territory solely in accordance with the Territory Commercialization Plan for the Licensed Products, at its sole cost and expense, and subject to the terms of this Agreement. Upon Kissei’s reasonable request, Viridian will reasonably assist Kissei in such Commercialization of the Licensed Products to the extent in accordance with the Viridian Support Plan. [***].
7.2.Territory Commercialization Plan. No later than [***] months prior to the anticipated date of approval of the first filing of the first MAA for the first Licensed Product in the first Territory Development Indication in the Territory, Kissei will develop an initial draft of the Territory Commercialization Plan for the Licensed Products and provide such initial draft to Viridian at the JSC to review, discuss, and determine whether to approve. The JSC will consider and reasonably incorporate Viridian’s comments on the Territory Commercialization Plan; provided that, [***]. The Territory Commercialization Plan for the Licensed Products will contain in reasonable detail, the major Commercialization activities to be undertaken ([***]) for the Licensed Products in the Field in the Territory and the estimated timelines for achieving such activities, including (a) [***], (b) [***], (c) [***], (d) [***], (e) [***], (f) [***], (g) [***] and (h) [***]. Thereafter, from time to time, but at least on an [***], the JSC will propose, discuss, and determine whether to approve updates to the Territory Commercialization Plan for the Licensed Products to reflect changes in such plans, [***]. The Territory Commercialization Plan (including each update thereto) must be consistent with Viridian’s global brand strategy and global key messaging for the Licensed Products (the “Global Brand Strategy”), as provided to Kissei by Viridian from time to time during the Term.
7.3.Commercialization Reports. At each meeting of the JSC or, if the JSC is disbanded in accordance with Section 3.7 (Discontinuation of Committees), no later than the end of each Calendar Quarter for the first [***] months following the first Regulatory Approval and the end of each Calendar Year thereafter during the Term, Kissei will provide to Viridian a written report that summarizes the Commercialization activities performed by or on behalf of Kissei and its Affiliates and Sublicensees in the Field in the Territory for the Licensed Products in the Territory since the prior report provided by Kissei. Each such report will contain sufficient detail to enable Viridian to assess Kissei’s compliance with its Commercialization diligence obligations set forth in Section 7.1 (Commercialization Diligence and Responsibilities). Such reports will be Confidential Information of Kissei and subject to the terms of Article 9 (Confidentiality; Publication). Kissei will, or will cause its Affiliates or Sublicensees to, provide updates to any such report at each meeting of the JSC.
7.4.Coordination of Commercialization Activities. The Parties recognize that each Party may benefit from the coordination of certain Commercialization activities for the Licensed Products in the Territory by Kissei in accordance with Section 7.2 (Territory Commercialization Plan) and outside of the Territory by Viridian (other than pricing for the Licensed Products inside and outside of the Territory, the responsibilities for which are set forth in Section 7.5 (Pricing; Reimbursement Approvals)). Accordingly, the Parties will coordinate such activities through the JSC where appropriate, [***]. Without limiting the preceding sentence, upon either Party’s reasonable request and to the extent permitted under any agreement between the other Party and any Third Party, the other Party will provide to such Party any written sales, promotion, and advertising materials relating to the Licensed Products, and other printed, graphic, electronic, audio, video, or other media and materials used to promote the Licensed Products (“Promotional Materials”), in each case, developed by or on behalf of such other Party and relevant to the Commercialization of one or more Licensed Products in the Field. Kissei will ensure that all Promotional Materials developed by or on behalf of Kissei (a) comply with Applicable Law and the terms of all applicable Regulatory Approvals in the Territory and (b) do not conflict with the Global Brand Strategy or Promotional Materials developed by or on behalf of Viridian.
7.5.Pricing; Reimbursement Approvals. Each Party will have the right to determine the price of each Licensed Product sold in its respective field and territory and neither Party will have the right to direct, control, or approve the pricing of a Licensed Product in the other Party’s field or territory. Kissei will keep Viridian reasonably informed on the status of any application for Reimbursement Approval for each Licensed Product in the Field in the Territory, including any discussion with any Regulatory Authority with respect thereto.
7.6.Diversion. Each Party agrees that it will not, and will ensure that its Affiliates and Sublicensees and Subcontractors will not, either directly or indirectly, promote, market, distribute, import, sell, or have sold the Licensed Products to any Third Party or to any address or Internet Protocol address or the like in the other Party’s field or territory, including via the Internet (for which protections may include access by only Japan-specific health care providers or standard entry disclaimers) or mail order. Notwithstanding any provision to the contrary set forth in this Agreement, each Party will have the right to attend conferences and meetings of congresses in the other Party’s field and territory and to promote and market the Licensed Products to Third Party attendees at such conferences and meetings, subject to this Section 7.6 (Diversion) and in accordance with the Global Brand Strategy. Neither Party will engage, nor permit its Affiliates or Sublicensees to engage, in any advertising or promotional activities relating to the Licensed Products for use directed primarily to customers or other buyers or users of the Licensed Products located in any country or jurisdiction in the other Party’s territory, or solicit orders from any prospective purchaser located in any country or jurisdiction in the other Party’s territory. If a Party or its Affiliates or Sublicensees receive any order for the Licensed Products from a prospective purchaser located in a country or jurisdiction in the other Party’s territory, then such Party will immediately refer that order to such other Party and will not accept any such orders. Neither Party will, nor will either Party permit its Affiliates or Sublicensees to, deliver or tender (or cause to be delivered or tendered) the Licensed Products to Third Parties for use in the other Party’s territory except in accordance with a Territory Development Plan.

Article 8
PAYMENTS
8.1.Upfront Payment. In partial consideration for the rights granted hereunder, Kissei will pay to Viridian a non-refundable, non-creditable upfront payment of $70,000,000 in U.S. Dollars (the “Upfront Payment”), [***].
8.2.Milestone Payments.
8.2.1Development Milestone Events and Payments. Subject to Section 8.2.4 (Notification of and Invoice for Milestone Events), no later than [***] days after the earliest achievement of each development milestone event set forth below for each of the first Licensed Product containing veligrotug and the first Licensed Product containing VRDN-003, Kissei will pay to Viridian the corresponding development milestone payments, as set forth below (the development milestone events set forth in Table 8.2.1, the “Development Milestone Events,” and the development milestone payments set forth in Table 8.2.1, the “Development Milestone Payments”). Each Development Milestone Payment for the corresponding Development Milestone Event will be payable only once upon the first achievement of such Development Milestone Event, and no Development Milestone Payment will be payable for subsequent or repeated achievements of the same corresponding Development Milestone Event.

Table 8.2.1 – Development Milestones
Development Milestone Events		Development Milestone Payment (in U.S. Dollars)
		Licensed Product containing the Licensed Antibody veligrotug	Licensed Product containing the Licensed Antibody VRDN-003
1.	[***]	[***]	[***]
2.	[***]	[***]	[***]
Subtotal		[***]	[***]

8.2.2Regulatory Milestone Events and Payments. Subject to Section 8.2.4 (Notification of and Invoice for Milestone Events), no later than [***] days after the earliest achievement of each regulatory milestone event set forth below for each of the first Licensed Product containing veligrotug and the first Licensed Product containing VRDN-003, Kissei will pay to Viridian the corresponding regulatory milestone payment, as set forth below (the regulatory milestone events set forth in Table 8.2.2, the “Regulatory Milestone Events,” and the regulatory milestone payments set forth in Table 8.2.2, the “Regulatory Milestone Payments”). Each Regulatory Milestone Payment for the corresponding Regulatory Milestone Event will be payable only once upon the first achievement of such Regulatory Milestone Event, and no Regulatory Milestone Payment will be payable for subsequent or repeated achievements of the same corresponding Regulatory Milestone Event.

Table 8.2.2 – Regulatory Milestones
Regulatory Milestone Events		Regulatory Milestone Payment (in U.S. Dollars)
		Licensed Product containing the Licensed Antibody veligrotug	Licensed Product containing the Licensed Antibody VRDN-003
1.	[***]	[***]	[***]

2.	[***]	[***]	[***]
3.	[***]	[***]	[***]
Subtotal		[***]	[***]

The Milestone Payment corresponding with (a) [***] and (b) [***] is intended to be successive with [***] set forth in this Section 8.2.2 (Regulatory Milestone Events and Payments). [***].
8.2.3Sales Milestone Events and Payments. Subject to Section 8.2.4 (Notification of and Invoice for Milestone Events), no later than [***], in which each sales milestone event set forth below is achieved for the applicable Licensed Product(s) in the Territory, Kissei will pay to Viridian the corresponding sales milestone payment, as set forth below (the sales milestone events set forth in Table 8.2.3 the “Sales Milestone Events” and the sales milestone payments set forth in Table 8.2.3, the “Sales Milestone Payments”). Each Sales Milestone Payment for the corresponding Sales Milestone Event will be payable only once upon the first achievement of such Sales Milestone Event, and no Sales Milestone Payment will be payable for subsequent or repeated achievements of the same corresponding Sales Milestone Event. If in a given [***], during the Term more than one of the Sales Milestone Events set forth in Table 8.2.3 is achieved, then Kissei will pay to Viridian a separate Sales Milestone Payment with respect to each such Sales Milestone Event that is achieved for the first time in such [***].

Table 8.2.3 – Sales Milestones
Sales Milestone Events		Sales Milestone Payment (in U.S. Dollars)
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]
6.	[***]	[***]
7.	[***]	[***]
8.	[***]	[***]
9.	[***]	[***]
Subtotal		[***]

[***].
8.2.4Notification of and Invoice for Milestone Events. Kissei will promptly notify Viridian in writing, but in no event later than (a) [***] and (b) [***], in which each Sales Milestone Event is achieved (together with the Development Milestone Events and the Regulatory Milestone Events, the “Milestone Events”). Upon receipt of such written notice, Viridian will issue an invoice to Kissei for the corresponding Milestone Payments within [***] Business Days after receiving such notice from Kissei. However, in no event will a failure by Kissei to deliver such notice of achievement of a Milestone Event relieve Kissei of its obligation to pay Viridian the corresponding Development Milestone Payment, Regulatory Milestone Payment, or Sales Milestone Payment (collectively, the “Milestone Payments”).
8.3.Royalty Payments.

8.3.1Royalty Rates. Subject to the remainder of this Section 8.3 (Royalty Payments), Kissei will make royalty payments to Viridian for all Licensed Products sold in the Territory, calculated by multiplying the applicable royalty rate set forth below in Table 8.3.1 by the aggregate amount of Net Sales of all Licensed Products sold in the Territory in the applicable Calendar Quarter. The royalty payments due with respect to Net Sales of the Licensed Products pursuant to this Section 8.3 (Royalty Payments), collectively the “Royalty Payments.”

Table 8.3.1 – Licensed Product Royalty Payments
Portion of Aggregate Calendar Year Net Sales of the Licensed Products in the Territory (in U.S. Dollars)	Royalty Rate
Up to and including $[***]	[***]
Greater than $[***] and up to and including $[***]	[***]
Greater than $[***]and up to and including $[***]	[***]
Greater than $[***]and up to and including $[***]	[***]
Greater than $[***]	[***]

For example, [***].
8.3.2Royalty Term. On a Licensed Product-by-Licensed Product basis, Kissei will pay to Viridian the Royalty Payments on the Licensed Products until the latest of: (a) the expiration of the last Valid Claim within the Royalty Patent Rights that Covers such Licensed Product or the Manufacture or use thereof in the Territory; (b) the [***] anniversary of the date of the First Commercial Sale of such Licensed Product in the Territory; and (c) the expiration of all Regulatory Exclusivity for such Licensed Product in the Territory (“Royalty Term”). On a Licensed Product-by-Licensed Product basis, upon expiration of the Royalty Term for such Licensed Product and satisfaction of all other payment obligations related to such Licensed Product ([***]), the license granted to Kissei under Section 2.1 (License Grant to Kissei) will become fully paid-up ([***])), perpetual, and exclusive, so long as at such time Kissei has paid to Viridian all amounts due under this Agreement with respect to such Licensed Product that accrued prior to the expiration of such Royalty Term in accordance with the terms hereof and is not at such time in breach of any obligation under this Agreement.
8.3.3Royalty Reductions.
(a)Biosimilar Products. With respect to a Licensed Product, if during any Calendar Quarter, (i) one or more Biosimilars with respect to such Licensed Product are launched in the Territory and (ii) the Net Sales of such Licensed Product in the Territory [***] relative to [***], then, the Net Sales of the Licensed Product used to calculate Royalty Payments under Section 8.3.1 (Royalty Rates) will be [***].
(b)Third Party Patent Rights. Subject to Section 8.3.3(c) (Cumulative Reductions Floor), during any Calendar Quarter, Kissei may credit against the Royalty Payments payable to Viridian pursuant to Section 8.3 (Royalty Payments) with respect to the Licensed Product in the Territory in such Calendar Quarter up to [***] for which Kissei is responsible (i) under any Third Party IP Agreement pursuant to Section 2.5.5 (Responsibility for Costs), or (ii) under any agreement with a Third Party entered into by Kissei pursuant to Section 2.5.3 (Kissei Identified Rights) after the Effective Date.

(c)Cumulative Reductions Floor. In no event will the aggregate amount of Royalty Payments due to Viridian for the Licensed Product in the Territory in any given Calendar Quarter during the Royalty Term be [***] of the amount that otherwise would have been due and payable to Viridian in such Calendar Quarter for the Licensed Product in the Territory but for the reductions set forth in Section 8.3.3(a) (Biosimilar Products) and Section 8.3.3(b) (Third Party Patent Rights).
8.3.4Royalty Reports and Payments. Commencing with the Calendar Quarter during which the First Commercial Sale of the first Licensed Product is made anywhere in the Territory, Kissei will provide Viridian with (a) within [***] Business Days after the end of a Calendar Quarter, a good faith, non-binding estimate of the royalties due for such Calendar Quarter and (b) within [***] days after the end of each Calendar Quarter, a detailed royalty report showing the following information for the applicable Calendar Quarter (each, a “Royalty Report”): (i) the amount of gross sales and Net Sales of the Licensed Products sold by Kissei and its Affiliates and Sublicensees in the Territory and all deductions used to determine such Net Sales of the Licensed Products for such Calendar Quarter, (ii) a calculation of the Royalty Payment due on such Net Sales of the Licensed Products in the Territory, including any royalty reduction made in accordance with Section 8.3.3(b) (Third Party Patent Rights), (iii) the exchange rate used for converting any Net Sales recorded in a currency other than Dollars, (iv) any withholding taxes required to be made from such Royalty Payments, and (v) the quantity and description of the Licensed Products sold by Kissei or its Affiliate or Sublicensee in the Territory during such Calendar Quarter comprising such Net Sales, including detailed sales reports for the Licensed Products for each month of the Calendar Quarter in the Territory. Concurrently with the delivery of the applicable Royalty Report, but in any event within [***] days after each Calendar Quarter, Kissei will pay such amount of the Royalty Payments set forth in the applicable Royalty Report to Viridian in Dollars. If Viridian identifies any questions or issues related to a Royalty Report, then Viridian may notify Kissei within [***] Business Days following receipt by Viridian of each Royalty Report, and the Parties will seek to resolve such questions or issues within [***] Business Days following such notice by Viridian.
8.3.5[***] Royalty. On a Licensed Product-by-Licensed Product basis, upon expiration of the Royalty Term for such Licensed Product and continuing for so long as such Licensed Product is Commercialized in the Territory by or on behalf of Kissei, to the extent that Viridian owes a royalty payment under the [***] (such royalty, the “[***] Royalty”). Viridian will provide Kissei with supporting documentation [***]. Kissei will pay the [***] Royalty in accordance with Section 8.3.4 (Royalty Reports and Payments) and Section 8.8 (Currency; Exchange Rate) through Section 8.12 (Taxes), inclusive. [***].
8.4.Payments to Third Parties. Subject to Section 2.5 (Third Party In-Licenses) and Section 8.3.3(b) (Third Party Patent Rights), each Party will be solely responsible for any payments due to Third Parties under any agreement entered into by such Party prior to or after the Effective Date.
8.5.Other Amounts Payable. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified hereunder, within [***] days after the end of each Calendar Quarter, each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such Calendar Quarter. The owing Party will pay any undisputed amounts within [***] days after the receipt of the invoice, and any disputed amounts owed by a Party will be paid within [***] days after resolution of the dispute.
8.6.No Refunds. Except as expressly provided herein, all payments under this Agreement will be irrevocable, non-refundable, and non-creditable.

8.7.Accounting Standards. If a Party changes its general accounting principles from the then-current standard (e.g., from GAAP to IFRS) at any time during the Term, then at least 30 days prior to adopting such change in principles, such Party will provide written notice to the other Party of such change.
8.8.Currency; Exchange Rate. All payments to be made by Kissei to Viridian or Viridian to Kissei under this Agreement will be made in Dollars by electronic funds transfer in immediately available funds to a bank account designated in writing by Viridian or Kissei, as applicable. Conversion of Net Sales recorded in local currencies will be converted to Dollars at the average exchange rate over all days in the Calendar Quarter in which the applicable payment obligation became due and payable as set forth in The Wall Street Journal or any successor thereto.
8.9.Blocked Payments. If by reason of Applicable Law in the Territory, it becomes impossible or illegal for a Party to transfer, or have transferred on its behalf, payments owed the other Party hereunder, then such Party will promptly notify the other Party of the conditions preventing such transfer and such payments will be deposited in local currency in the Territory to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of [***] days, in a recognized banking institution selected by the transferring Party, as the case may be, and identified in a written notice given to the other Party.
8.10.Late Payments. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement will bear interest at a rate equal to the lesser of: (a) [***]; or (b) the maximum rate permitted by Applicable Law; in each case, calculated on the number of days such payment is delinquent, [***].
8.11.Financial Records and Audits. Kissei will maintain complete and accurate records in sufficient detail to permit Viridian to confirm the accuracy of the amount of Royalty Payments and other amounts payable under this Agreement. Upon reasonable prior notice, such records will be open during regular business hours for a period of [***] years from the creation of individual records for examination by an independent certified public accountant selected by Viridian and reasonably acceptable to Kissei for the sole purpose of verifying for Kissei the accuracy of the financial reports furnished by Kissei pursuant to this Agreement or of any payments made, or required to be made, by Kissei pursuant to this Agreement; provided that such independent accounting firm is subject to written obligations of confidentiality and non-use applicable to Kissei’s Confidential Information that are at least as stringent as those set forth in Article 9 (Confidentiality; Publication). Such audit will not be (a) performed more frequently than [***] during the Term or once during the [***] year period after the expiration or termination of this Agreement, (b) conducted for any Calendar Year more than [***] years after the end of such year, or (c) repeated for any Calendar Year or with respect to the same set of records (unless a material discrepancy with respect to such records is discovered during a prior audit). Such auditor will not disclose Kissei’s Confidential Information to Viridian or to any Third Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Kissei or the amount of payments by Kissei under this Agreement. Kissei will pay any amounts shown to be owed to Viridian but unpaid within [***] days following receipt of the accountant’s report plus interest in accordance with Section 8.10 (Late Payments) from the original due date. Viridian will pay any overpaid amounts by Kissei to Viridian within [***] days following receipt of the accountant’s report plus interest in accordance with Section 8.10 (Late Payments) from the date that Kissei made such overpayment. Viridian will bear the full cost of such audit unless such audit reveals an underpayment by Kissei of more than [***]% of the amount actually due for the time period being audited, in which case Kissei will reimburse Viridian for the reasonable audit fees for such examination.
8.12.Taxes.
8.12.1Taxes on Income; Payments Free of Taxes. Except as set forth in this Section 8.12 (Taxes), each Party will be solely responsible for the payment of any and all income Taxes levied on account of all payments it receives under this Agreement. Any and all payments due to Viridian from Kissei pursuant to this Agreement will be paid without deduction or withholding for any Taxes, except as required by Applicable Law. Subject to the provisions of this Section 8.12 (Taxes), Kissei shall deduct and withhold from its payments any Taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, Viridian and Kissei will exercise best efforts to obtain the lowest withholding tax rate available under the applicable Tax treaty, such that Viridian may deliver to Kissei or the appropriate Governmental Authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Kissei of its obligation to withhold Tax as provided in Section 8.12.2 (Tax Cooperation). In the case where Viridian delivers all of the necessary documents and forms to Kissei and a reduced rate of withholding is available, Kissei will apply the lowest rate of withholding available. If, in accordance with the foregoing, Kissei withholds any amount, then it shall pay to Viridian the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send Viridian proof of such payment as provided in Section 8.12.2 (Tax Cooperation).
8.12.2Tax Cooperation. The Parties agree to cooperate with one another in accordance with Applicable Law and use best efforts to minimize Tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by each Party to the other Party under this Agreement. This will include obtaining the 0% rate of withholding under Article 12 of the US-Japan Income Tax Treaty. To the extent either Party (the “Paying Party”) is required to deduct and withhold Taxes on any payment to the other Party (the “Recipient”), the Paying Party will (a) pay the full amount of such Taxes to the proper Governmental Authority in a timely manner, and (b) promptly transmit to the Recipient an official tax certificate or other evidence of such payment sufficient to enable the Recipient to claim such payment of Taxes on the Recipient’s applicable tax returns. The Paying Party will provide the Recipient with advance notice prior to withholding any Taxes from payments payable to the Recipient and will provide the Recipient with a commercially reasonable period of time to claim an exemption or reduction in otherwise applicable Taxes. In the case where the Paying Party has an obligation to withhold, the Paying Party and Recipient will collaborate to apply the lowest withholding tax rate available through timely providing any tax forms that may grant a lower withholding tax rate or may eliminate any obligation to withhold. The Recipient will use reasonable efforts to provide any such tax forms to the Paying Party in advance of the due date. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding Taxes or similar obligations resulting from payments made under this Agreement. Recovery of any withheld tax amounts will be for the benefit of the Recipient, such that if a refund is transmitted to the Paying Party as the withholding agent that originally withheld and submitted those taxes to the relevant tax authorities on behalf of the Recipient, the Paying Party will transfer that amount to the Recipient in accordance with this Section 8.12 (Taxes). In addition, the Parties will cooperate in accordance with Applicable Law to minimize indirect Taxes (such as VAT, sales tax, consumption tax, and other similar Taxes) in connection with this Agreement. This Section 8.12.2 (Tax Cooperation) will be subject to the last sentence of Section 8.12.1 (Taxes on Income; Payments Free of Taxes).
8.12.3VAT and Other Indirect Taxes. All payments or amounts due under this Agreement, whether monetary or non-monetary are exclusive of VAT, consumption Tax and their equivalents. Any Party receiving a supply under this agreement, hereby covenants that it will pay any such VAT correctly charged in addition to any amounts due under this agreement. Where the prevailing legislation requires a VAT reverse charge, then the receiving party covenants that it shall correctly account for VAT in respect of the services received. The supplying Party agrees that it will raise a tax invoice (or equivalent document) to support the charge to VAT. Any supply of goods under this agreement shall be taxed (where applicable) in accordance with the prevailing VAT legislation.
8.12.4Withholding Tax Actions. Notwithstanding any provision to the contrary in this Agreement, the Parties acknowledge and agree that if Kissei is required by Applicable

Law to withhold Taxes in respect of any payments made by Kissei to Viridian pursuant to this Agreement, and if to the extent such withholding obligation arises or is increased solely as a result any action by Kissei or its assignee, Affiliate, successor or purchaser after the Effective Date, including (a) any assignment (as permitted pursuant to Section 15.1 (Assignment)), transfer or other disposition of some or all of its rights and obligations to any Person as permitted under this Agreement, (b) any change in tax residence or domicile or (c) exercise of its rights or discharge of its obligations under this Agreement through an Affiliate, then, in each case ((a) through (c)), any amount payable to Viridian under this Agreement will be increased or decreased to take into account such withheld Taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts), Viridian receives an amount equal to the sum it would have received had no such withholding been made.
8.12.5Transaction Based Taxes. All transfer, documentary, sales, use, stamp, registration, and other such taxes, and any conveyance fees, recording charges, and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated hereby, if any, will be borne and paid by the Paying Party. The Parties will reasonably cooperate in accordance with Applicable Law to minimize transfer taxes in connection with this Agreement.
Article 9
CONFIDENTIALITY; PUBLICATION
9.1.Duty of Confidence. Subject to the other provisions of this Article 9 (Confidentiality; Publication):
9.1.1except to the extent expressly authorized by this Agreement, all Confidential Information of a Party (the “Disclosing Party”) will be maintained in confidence and otherwise safeguarded, and not published or otherwise disclosed, by the other Party (the “Receiving Party”) and its Affiliates for the Term and thereafter until [***].
9.1.2the Receiving Party will treat all Confidential Information provided by the Disclosing Party with the same degree of care as the Receiving Party uses for its own similar information, but in no event less than a reasonable degree of care;
9.1.3the Receiving Party may only use any Confidential Information of the Disclosing Party for the purposes of performing its obligations or exercising its rights under this Agreement;
9.1.4a Receiving Party may disclose Confidential Information of the Disclosing Party to: (a) such Receiving Party’s Affiliates, licensees and Sublicensees; and (b) employees, directors, officers, agents, contractors, consultants, attorneys, accountants, banks, investors, and advisors of the Receiving Party and its Affiliates, licensees, and Sublicensees, in each case ((a) and (b)), to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound by legally enforceable, written obligations of confidentiality and non-use with respect to the Disclosing Party’s Confidential Information no less stringent than the confidentiality and non-use obligations set forth in this Agreement. Each Party will remain responsible for any failure by its Affiliates, licensees, and Sublicensees, and its and its Affiliates’, licensees’, and Sublicensees’ respective employees, directors, officers, agents, contractors, consultants, attorneys, accountants, banks, investors, and advisors, in each case, to treat such Confidential Information as required under this Section 9.1 (Duty of Confidence) (as if such Affiliates, licensees, Sublicensees, employees, directors, officers, agents, contractors, consultants, attorneys, accountants, banks, investors, and advisors were Parties directly bound to the requirements of this Section 9.1 (Duty of Confidence)); and

9.1.5each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information.
9.2.Confidential Information. The Viridian Know-How and all [***] Know-How will be the Confidential Information of Viridian notwithstanding the fact that such information may be developed or invented and disclosed to Viridian by Kissei. The Kissei Know-How will be the Confidential Information of Kissei. The terms of this Agreement and all Joint Collaboration Know-How will be the Confidential Information of both Parties. Except as provided in Section 9.4 (Authorized Disclosures) and Section 9.7 (Publicity; Use of Names), neither Party nor its Affiliates may disclose the existence or the terms of this Agreement.
9.3.Exemptions. Information of a Disclosing Party will not be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information:
9.3.1is known by the Receiving Party or any of its Affiliates without an obligation of confidentiality at the time of its receipt from the Disclosing Party, and not through a prior disclosure by or on behalf of the Disclosing Party, as documented by the Receiving Party’s business records;
9.3.2is available to the public before its receipt from the Disclosing Party;
9.3.3became available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates or disclosees in breach of this Agreement;
9.3.4is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party; or
9.3.5is developed by the Receiving Party or any of its Affiliates independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.
No combination of features or disclosures will be deemed to fall within the foregoing exclusions merely because individual features are published or available to the public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.
9.4.Authorized Disclosures.
9.4.1Permitted Circumstances. Notwithstanding the obligations set forth in Section 9.1 (Duty of Confidence) and Section 9.6 (Publication and Listing of Clinical Trials), a Party may disclose the other Party’s Confidential Information (including this Agreement and only the specifically relevant terms herein) to the extent such disclosure is reasonably necessary in the following situations:
(a)in connection with regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), as necessary for the Exploitation of the Licensed Products in accordance with this Agreement;
(b)disclosure of this Agreement, its terms, and the status and results of Exploitation of the Licensed Products to actual or bona fide potential investors, acquirors, (sub)licensees, lenders, and other financial or commercial partners (including in connection with any royalty monetization transaction), and their respective attorneys, accountants, banks, investors, and advisors, solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition,

(sub)license, debt transaction, or collaboration; provided that, in each such case, on the condition that such Persons are bound by obligations of confidentiality and non-use at least as stringent as those set forth Article 9 (Confidentiality; Publication) or otherwise customary for such type and scope of disclosure any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed;
(c)Viridian may share Confidential Information of Kissei with each Third Party to a Third Party IP Agreement between Viridian and such Third Party solely to the extent Viridian is required to provide such information to such Third Party;
(d)if required by Applicable Law, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange (in which case the terms of such disclosures will be governed by Section 9.4.2 (Confidential Treatment)); provided that the Party seeking to disclose the Confidential Information of the other Party (other than as required by the disclosure policies of a major stock exchange): (i) use reasonable efforts to inform the other Party prior to making any such disclosures and reasonably cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction), and (ii) whenever possible, request confidential treatment of such information in accordance with Section 9.4.2 (Confidential Treatment); or
(e)disclosure pursuant to Section 9.6 (Publication and Listing of Clinical Trials) and Section 9.7 (Publicity; Use of Name).
9.4.2Confidential Treatment. Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the Securities and Exchange Commission or other agency) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Applicable Laws, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided, further, that (except to the extent that the Party seeking disclosure is required to disclose such information to comply with Applicable Laws) if the other Party demonstrates to the reasonable satisfaction of the Party seeking disclosure, within [***] after such Party provides the copy, that the public disclosure of previously undisclosed information will materially adversely affect the development or commercialization of a Licensed Product being Developed or Commercialized, then the Party seeking disclosure will remove from the disclosure such specific previously undisclosed information as the other Party will reasonably request to be removed.
9.5.Publications.
9.5.1Kissei’s Publication of Clinical Trial Data. Kissei will not publicly present or publish (a “Publication”) any Clinical Trial data from a Global Clinical Trial, any non-clinical or preclinical data related to the Licensed Product, or any associated results or conclusions generated by or on behalf of Kissei pursuant to this Agreement (each such proposed presentation or publication, a “General Publication”) without Viridian’s prior written consent, not to be unreasonably withheld, conditioned, or delayed, and subject to the additional limitations set forth in this Section 9.5 (Publications) and Section 9.6 (Publication and Listing of Clinical Trials). If Kissei desires to publicly present or publish a first General Publication in accordance with the foregoing sentence or a first Publication of any data from a Territory-Specific Clinical Trial, then Kissei will provide Viridian (through JSC, the Alliance Manager, or their designee) with a copy of such proposed Publication in English and Viridian will determine whether to approve such proposed Publication within [***] days following receipt of proposed Publication (such applicable period, the “Review Period”). Kissei will not submit or present any Publication until Viridian has approved such Publication or provided written comments thereon, in each case, during the Review Period. Notwithstanding any provision to the contrary set forth in this Agreement, Kissei has the right to submit or present any Publication on the earlier of (a) Viridian’s approval of such Publication or (b) expiration of the applicable Review Period. If Kissei receives written comments from Viridian on any Publication during the applicable Review Period, then it will incorporate such comments where appropriate. Notwithstanding any provision to contrary set forth in this Agreement, Kissei will (i) delete any Confidential Information of Viridian that Viridian identifies for deletion in Viridian’s written comments, (ii) delete any Clinical Trial data, results, conclusions, or other related information for the Licensed Products, the publication of which Viridian determines, in its sole discretion, could conflict with Viridian’s global publication strategy with respect to the Licensed Products, and (iii) delay such Publication for a period of up to an additional [***] days after the end of the applicable Review Period to enable Viridian to draft and file one or more patent applications with respect to any subject matter to be made public in such Publication. Kissei will provide Viridian with a final copy of the Publication at the time of the submission or presentation thereof. Kissei agrees to acknowledge the contributions of Viridian and the employees of Viridian, in each case, in all Publications as scientifically appropriate. In addition, Viridian agrees to acknowledge the contributions of Kissei and the employees of Kissei, in each case, in all presentations and publications as scientifically appropriate to the extent related to any Global Clinical Trials in which Kissei assists in the enrollment of patients from the Territory. Kissei will require its Affiliates and Sublicensees to comply with the obligations of this Section 9.5 (Publications) as if they were Kissei, and Kissei will be liable for any non-compliance of such Persons. Once a first General Publication has been approved by Viridian, Kissei may make subsequent public disclosure of the contents of such General Publication without the further approval of Viridian; provided that such information remains accurate as of such time and is not presented with any new data, information, or conclusions or in a form or manner that materially alters the subject matter therein.
9.5.2Viridian’s Publication Rights. [***]. If Kissei is a co-author of a planned publication or Viridian desires to publicly present or publish any clinical data from a Territory-Specific Clinical Trial or other Confidential Information of Kissei, then Viridian will provide Kissei (through JSC, the Alliance Manager, or their designee) with a copy of such proposed publication, and Kissei will determine whether to approve such proposed publication within 30 days following receipt of proposed publication. Viridian may submit or present any publication after such 30-day review period, or earlier if Kissei has approved such publication. If Viridian receives written comments from Kissei on any publication during such 30-day review period, [***]. Notwithstanding any provision to contrary set forth in this Agreement, Viridian will delete any Confidential Information of Kissei that Kissei identifies for deletion in Kissei’s written comments. Viridian will provide Kissei with a final copy of the publication at the time of the submission or presentation thereof. Once a publication containing Confidential Information of Kissei or clinical data from a Territory-Specific Clinical Trial has been approved by Kissei, Viridian may make subsequent public disclosure of the contents of such publication without the further approval of Kissei; provided that such information remains accurate as of such time and is not presented with any new data, information, or conclusions or in a form or manner that materially alters the subject matter therein.
9.6.Publication and Listing of Clinical Trials. With respect to the listing of Clinical Trials or the publication of Clinical Trial results for the Licensed Products and to the extent applicable to a Party’s activities conducted under this Agreement, each Party will comply with any Applicable Law or other local requirements. The Parties agree that any such listings or publications made pursuant to this Section 9.6 (Publication and Listing of Clinical Trials) will be considered a Publication for purposes of this Agreement and will be subject to Section 9.5 (Publications).

9.7.Publicity; Use of Names.
9.7.1Press Release. The Parties will each issue a press release announcing this Agreement, which press releases will be agreed by the Parties and to be issued by the Parties on such date and time as may be agreed by the Parties. Other than such press releases to be agreed by the Parties announcing this Agreement, and the public disclosures permitted by this Section 9.7 (Publicity; Use of Names), and Section 9.4 (Authorized Disclosures), the Parties agree that, except as otherwise permitted under Section 9.7.2 (Disclosures by Viridian), the portions of any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information other than that already in the public domain will first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld, conditioned, or delayed). However, the Parties agree that after (a) a disclosure pursuant to Section 9.7 (Publicity; Use of Names) or Section 9.4 (Authorized Disclosures) or (b) the issuance of a press release (including the initial press release) or other public announcement pursuant to this Section 9.7.1 (Press Release) that has been reviewed and approved by the other Party, the disclosing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information in such press release or other public announcement remains true, correct, and the most current information with respect to the subject matters set forth therein. Similarly, after a Publication has been made available to the public, each Party may post such Publication or a link to it on its corporate website (or any website managed by such Party in connection with a Clinical Trial for the Licensed Products, as appropriate) without the prior written consent of the other Party, so long as the information in such Publication remains true, correct, and the most current information with respect to the subject matters set forth therein.
9.7.2Disclosures by Viridian. Viridian and its designees will not publicly disclose any information relating to any Territory-Specific Clinical Trial, including the commencement, completion, material data, or key results of such Territory-Specific Clinical Trial, without Kissei’s prior written consent (not to be unreasonably withheld, conditioned, or delayed). Once consent for Viridian’s disclosure of such information has been provided by Kissei, Viridian may make subsequent public disclosure of such information without the further consent of Kissei; provided that such information remains accurate as of such time and is not presented in a form or manner that materially alters such information. Notwithstanding any provision to the contrary set forth in this Agreement, Viridian or its designees may publicly disclose (in written, oral, or other form): (a) the achievement of Milestone Events under this Agreement (including the amount, payment, and timing of any such Milestone Event); (b) any information relating to any Global Clinical Trial, including the commencement, completion, material data, or key results of such Global Clinical Trial; and (c) the receipt of Regulatory Approval or Reimbursement Approval for the Licensed Products, provided that Viridian will notify Kissei of such disclosure prior to such disclosure if such information has not been previously publicly disclosed.
9.7.3Use of Names. Each Party will have the right to use the other Party’s name and logo in presentations, its website, collateral materials, and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued pursuant to this Section 9.7 (Publicity; Use of Names) and as required by Applicable Law; provided that neither Party will use the other Party’s corporate name in such manner that the distinctiveness, reputation, and validity of any trademarks and corporate or trade names of such other Party will not be impaired, and consistent with best practices used by such other Party for its other collaborators. Except as permitted under this Section 9.7 (Publicity; Use of Names) or with the prior express written permission of the other Party, neither Party will use the name, trademark, trade name, or logo of the other Party or its Affiliates or their respective employees in any publicity, promotion, news release, or disclosure relating to this Agreement or its subject matter except as may be required by Applicable Law. Each Party will use the other Party’s corporate name in all publicity relating to this Agreement, including the initial press release and all subsequent press releases. [***].
9.8.[***] Knowledge. Notwithstanding any provision to the contrary set forth in this Agreement, [***].
Article 10
REPRESENTATIONS, WARRANTIES, AND COVENANTS
10.1.Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date as follows:
10.1.1It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses granted by it hereunder; and
10.1.2(a) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (c) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms;
10.1.3It is not a party to any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under the Agreement; and
10.1.4In the course of performing its obligations or exercising its rights under this Agreement, it will comply with all Applicable Laws, including as applicable, GxP standards, and will not employ or engage any party who has been Debarred/Excluded, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.
10.1.5To its Knowledge, neither it nor any of its subsidiaries nor any of their Affiliates, directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of a Party or any of its subsidiaries or any of their Affiliates:
(a)has taken any action in violation of any applicable Anti-Corruption Laws; or
(b)has corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official, for the purposes of:
(i)influencing any act or decision of any Public Official in his or her official capacity;
(ii)inducing such Public Official to do or omit to do any act in violation of his or her lawful duty;
(iii)securing any improper advantage; or
(iv)inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever.
10.2.Additional Representations and Warranties of Viridian. Viridian represents and warrants to Kissei as of the Effective Date as follows:
10.2.1It has the right under the Viridian Technology to grant the licenses to Kissei as purported to be granted pursuant to this Agreement, and it has not granted any license or other right under the Viridian Technology that is inconsistent with the licenses granted to Kissei hereunder;
10.2.2There is no pending or, to Viridian’s Knowledge, threatened litigation, nor has Viridian received any written notice from any Third Party, asserting or alleging that the Exploitation of the Licensed Products prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party; and
10.2.3Schedule 10.2.3 (Viridian Patent Rights) lists all Patent Rights in the Territory owned by Viridian that Cover the composition of matter or formulation of, or salt of or polymorph forms of, or method of using or manufacturing Licensed Products.
10.2.4There are no legal claims, judgments, or settlements against or owed by Viridian or any of its Affiliates, or pending or, to Viridian’s Knowledge, threatened, legal claims or litigation, in each case, arising from or alleging antitrust, anti-competition, or Anti-Corruption Law violations.
10.3.Additional Representations and Warranties of Kissei. Kissei represents and warrants to Viridian as of the Effective Date as follows:
10.3.1Kissei and its Affiliates are not, and have never been, Debarred/Excluded.
10.3.2Kissei has sufficient financial wherewithal to (a) perform all of its obligations pursuant to this Agreement, and (b) meet all of its obligations that come due in the ordinary course of business.
10.3.3Kissei has, or will obtain, sufficient technical, clinical, and regulatory expertise to perform all of its obligations pursuant to this Agreement, including its obligations relating to Development, Manufacturing, Commercialization, and obtaining Regulatory Approvals.
10.3.4There are no legal claims, judgments, or settlements against or owed by Kissei or any of its Affiliates, or pending or, to Kissei’s Knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, or Anti-Corruption Law violations.
10.4.Covenants of Each Party.
10.4.1In the course of performing its obligations or exercising its rights under this Agreement, each Party will comply with all Applicable Law, including, as applicable, GxP standards, and Kissei will not employ or engage, and if so employed and engaged, will thereafter terminate any Person who has been Debarred/Excluded, or is the subject of any proceedings that could result in such Person being Debarred/Excluded.
10.4.2Each Party will ensure that the records and documents that such Party provides to the other Party electronically under this Agreement are transmitted over secure systems that include adequate encryption safeguards to prevent unauthorized access and maintain data security.

10.4.3Kissei will only engage Clinical Trial sites under a Territory Development Plan, which sites must conduct all Clinical Trials in compliance with Applicable Law, including GCP and the GCP Guidelines and that are approved by the applicable Regulatory Authority in the Territory in which such Clinical Trial site is located.
10.4.4Notwithstanding any provision to the contrary set forth in this Agreement, each Party agrees as follows:
(a)It will not, in the performance of this Agreement, perform any actions that are prohibited by Anti-Corruption Laws that may be applicable to such Party;
(b)It will not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;
(c)It will, on an annual basis upon request by the other Party, verify in writing that to the best of such Party’s knowledge, there have been no violations of Anti-Corruption Laws by such Party or persons employed by or subcontractors used by such Party in the performance of the Agreement, or will provide details of any exception to the foregoing; and
(d)It will maintain records (financial and otherwise) and supporting documentation related to the subject matter of the Agreement in order to document or verify compliance with the provisions of this Section 10.4.3 (Covenants of Each Party), and upon request of the other Party, up to once per year and upon reasonable advance notice in writing, will provide a Third Party auditor mutually acceptable to the Parties with access to such records for purposes of verifying compliance with the provisions of this Section 10.4.3 (Covenants of Each Party). Acceptance of a proposed Third Party auditor may not be unreasonably withheld by either Party. [***], and that any auditing activities may not unduly interfere with the normal business operations of Party subject to such auditing activities. The audited Party may require the Third Party auditor to enter into a reasonable confidentiality agreement in connection with such an audit.
10.5.NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS Article 10 (REPRESENTATIONS, WARRANTIES, AND COVENANTS), (A) NO REPRESENTATION, CONDITION, OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF VIRIDIAN OR KISSEI AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT. ANY INFORMATION PROVIDED BY VIRIDIAN, KISSEI, OR THEIR RESPECTIVE AFFILIATES IS MADE AVAILABLE ON AN “AS IS” BASIS WITHOUT WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS OR REGULATIONS, OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.
Article 11
INDEMNIFICATION
11.1.By Kissei. Kissei will indemnify and hold harmless Viridian, its Affiliates, and their respective directors, officers, employees, successors, heirs and assigns, and agents (individually and collectively, the “Viridian Indemnitees”) from and against all Losses incurred in connection with any Third Party Claims to the extent arising from or relating to (a) the Exploitation of the Licensed Products by or on behalf of Kissei or any of its Affiliates, or Sublicensees, or

Subcontractors, including product liability and intellectual property claims arising from such Exploitation, (b) the labeling of the Licensed Products by or on behalf of Kissei or any of its Affiliates, Sublicensees, or Subcontractors, including Approved Labeling, (c) the negligence or willful misconduct of Kissei or any of its Affiliates, Sublicensees, or Subcontractors, (d) Kissei’s breach of any of its representations, warranties, covenants, or obligations set forth in or entered into pursuant to this Agreement, (e) the failure of Kissei or any of its Affiliates, Sublicensees, or Subcontractors to abide by any Applicable Law, or (f) any claim or demand from any employee or contractor of Kissei or its Affiliate who is an inventor of any Joint Collaboration Technology with respect to the ownership thereof, in each case of clauses (a) through (f) above, except to the extent such Third Party Claims arise out of a Viridian Indemnitee’s gross negligence or willful misconduct, defects caused by Viridian, breach of this Agreement, failure to abide by any Applicable Law, or to the extent otherwise indemnifiable by Viridian under Section 11.2 (By Viridian).
11.2.By Viridian. Viridian will indemnify and hold harmless Kissei, its Affiliates, and their respective directors, officers, employees, successors, heirs and assigns, and agents (individually and collectively, the “Kissei Indemnitees”) from and against all Losses incurred in connection with any Third Party Claims to the extent arising from or relating to (a) the Exploitation of the Licensed Products, by or on behalf of Viridian or any of its Affiliates, licensees (not including Kissei or its Affiliates, Sublicensees, or its Subcontractors), including product liability and intellectual property claims arising from such Exploitation, and including such Exploitation after the effective date of termination of this Agreement, (b) the negligence or willful misconduct of Viridian or any of its Affiliates, licensees (not including Kissei or its Affiliates, Sublicensees, or its Subcontractors), Sublicensees, or Subcontractors, (c) Viridian’s breach of any of its representations, warranties, covenants, or obligations set forth in or entered into pursuant to this Agreement, or (d) the failure of Viridian or any of its Affiliates, licensees (not including Kissei or its Affiliates, Sublicensees, or Subcontractors), Sublicensees, or Subcontractors to abide by any Applicable Law, in each case of clauses (a) through (d) above, except to the extent such Third Party Claims arise out of any of a Kissei Indemnitee’s gross negligence or willful misconduct, defects caused by Kissei, breach of this Agreement or failure to abide by any Applicable Law, or to the extent otherwise indemnifiable by Kissei under Section 11.1 (By Kissei).
11.3.Indemnification Procedure. If either Party is seeking indemnification under Section 11.1 (By Kissei) or Section 11.2 (By Viridian) (the “Indemnified Party”), then it will inform the other Party (the “Indemnifying Party”) of the Third Party Claim giving rise to such indemnification obligations within [***] days after receiving written notice of the Third Party Claim; provided that the failure or delay by an Indemnified Party to give such notice of a Third Party Claim will not affect the Indemnifying Party’s indemnification obligations hereunder except to the extent the Indemnifying Party will have been actually and materially prejudiced as a result of such failure or delay to give notice. The Indemnifying Party will have the right to assume the defense of any such Third Party Claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party will reasonably cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party will have the right to participate, at its own expense and with counsel of its choice, in the defense of any Third Party that has been assumed by the Indemnifying Party. Neither Party will have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed. The Indemnifying Party will not admit liability of the Indemnified Party without the Indemnified Party’s prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed.
11.4.Insurance. Kissei will procure and maintain during the Term of this Agreement and until the later of: (a) [***] years after termination or expiration of this Agreement, or (b) the date that all statutes of limitation covering claims or suits that may be instituted for personal injury based on the sale or use of the Licensed Products have expired, commercial general liability insurance from a minimum of [***] rated insurance company or insurer reasonably acceptable to Viridian, including contractual liability and product liability or clinical trials, if applicable, with coverage limits of not less than $[***] per occurrence and $[***] in the aggregate. Such policies will name

Viridian and its Affiliates as additional insureds and provide a waiver of subrogation in favor of Viridian and its Affiliates. Such insurance policies will be primary and non-contributing with respect to any other similar insurance policies available to Viridian or its Affiliates. [***]. Kissei will provide Viridian with evidence of such insurance promptly following execution by both Parties of this Agreement, upon Viridian’s request, and prior to expiration of any one coverage. Kissei will provide Viridian with written notice at least [***] days prior to the cancellation or non-renewal of, or material changes in, such insurance. Such insurance will not be construed to create a limit of Kissei’s liability with respect to its indemnification obligations under this Article 11 (Indemnification).
Article 12
INTELLECTUAL PROPERTY
12.1.Inventions.
12.1.1Ownership. As between the Parties, (a) Viridian will solely own all (i) Viridian Technology and all [***] Technology, (ii) Viridian Manufacturing Technology, and (iii) Viridian Generated Data, (b) Kissei will solely own all (i) Kissei Technology and (ii) Kissei Generated Data, and (c) each Party will own [***] all Joint Collaboration Technology, without a duty of accounting or an obligation to seek consent from the other Party for the exploitation or license of the Joint Collaboration Technology (subject to the licenses granted to the other Party under this Agreement). Kissei will promptly disclose to Viridian in writing, and will cause its Affiliates to disclose, the discovery, development, invention, or creation of any Collaboration Know-How. Collaboration Know-How that [***], is the “Licensed Product Technology.” Kissei hereby assigns to Viridian all of Kissei’s rights, title, and interests in and to all Licensed Product Technology, and Viridian hereby accepts such assignment. [***]. Kissei will take (and cause its Affiliates and their respective employees, agents, and Subcontractors to take) such further actions reasonably requested by Viridian to evidence such assignment and to assist Viridian in obtaining Patent Rights and other intellectual property protection for such Licensed Product Technology and all intellectual property rights therein, including executing further assignments, consents, releases, and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person, or other proper means in support of any effort by Viridian to establish, perfect, defend, or enforce its rights in any Licensed Product Technology through prosecution of governmental filings, regulatory proceedings, litigation, and other means. Kissei will obligate its Affiliates and Subcontractors to assign all Licensed Product Technology to Kissei (or directly to Viridian) so that Kissei can comply with its obligations under this Section 12.1.1 (Ownership), and Kissei will promptly obtain any such assignment. To the extent Kissei is unable to assign any Licensed Product Technology to Viridian due to restrictions under Applicable Law, Kissei will, and hereby does, grant to Viridian and its Affiliates an irrevocable, perpetual, fully-paid-up, royalty-free exclusive license consistent in all ways with ownership under such Licensed Product Technology for use in all fields worldwide and without further obligation or liability to Kissei.
12.1.2Employee Assignment. Kissei and its Affiliates performing activities or exercising rights under this Agreement will enter into with each of their respective employees legally binding and sufficient agreements or employment policies. Without limiting the generality of the foregoing, Kissei and its Affiliates will enter into an agreement or employment policy with each of its employees performing activities under this Agreement that (a) compels prompt disclosure to Kissei of all Collaboration Know-How and Collaboration Patent Rights developed, invented, or filed (as applicable) by such employee during any performance under this Agreement; (b) automatically assigns to Kissei all Collaboration Technology and requires each employee to execute all documents and take such other actions as may be necessary to effectuate such assignment; and (c) includes a waiver of pre-emption rights under any Applicable Law in the Territory.

12.2.CREATE Act. Notwithstanding any provision to the contrary set forth in this Agreement, Kissei may not invoke the Cooperative Research and Technology Enhancement Act, 35 U.S.C. § 102(c) (the “CREATE Act”) when exercising its rights under this Agreement without the prior written approval of Viridian. If Kissei intends to invoke the CREATE Act, then it will notify Viridian and if agreed by the Parties, Viridian will cooperate and coordinate its activities with Kissei with respect to any filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.
12.3.Patent Prosecution.
12.3.1Viridian Responsibilities.
(a)Right to Prosecute. As between the Parties, Viridian will have the first right, in its sole discretion, to control the Patent Prosecution of all applications and registrations included in the [***] (such Patent Rights described in the preceding clauses (i) and (ii), the “Viridian Prosecution Patent Rights”). In addition, as between the Parties, Viridian will have the sole right, in its sole discretion to control the Patent Prosecution of [***]. Kissei will obtain any necessary assignment documents for Viridian with respect to the Patent Prosecution of Viridian Prosecution Patent Rights, will render all signatures that will be necessary for such patent filings, and will assist Viridian in all other reasonable ways that are necessary for the issuance of Viridian Prosecution Patent Rights as well as for the Patent Prosecution of Viridian Prosecution Patent Rights. [***].
(b)Abandonment. If Viridian decides that it is no longer interested in the Patent Prosecution of a particular Viridian Prosecution Patent Right [***] during the Term, [***]. With respect to a Viridian Prosecution Patent Right that [***].
(c)Review and Consult. The prosecuting Party will keep the non-prosecuting Party [***]. In addition, the prosecuting Party will [***]. The prosecuting Party will [***].
12.3.2Kissei Responsibilities.
(a)Right to Prosecute. As between the Parties, Kissei will have the right to control the Patent Prosecution of [***] (the “Kissei Prosecution Patent Rights”) throughout the world. [***].
(b)Review and Consult. Kissei will keep Viridian reasonably informed regarding the Patent Prosecution of the Kissei Prosecution Patent Rights. In addition, Kissei will provide Viridian with [***].
(c)Abandonment. If Kissei decides that it is no longer interested in continuing the Patent Prosecution of a particular Kissei Prosecution Patent Right during the Term, [***].
12.4.Patent Enforcement.
12.4.1Notice. Each Party will notify the other within [***] days after becoming aware of any alleged or threatened infringement by a Third Party product in the Territory in the Field [***], and, in each case, [***] of such Patent Rights (collectively “Product Infringement”). Kissei will also notify Viridian within [***] days after becoming aware of any alleged or threatened infringement by a Third Party product [***] in the Territory or outside of the Territory, [***] of any such Patent Rights (an “Ex-Territory Infringement”). [***].
12.4.2Enforcement Rights.

(a)Viridian First Right. Viridian will have the first right, but not obligation, to bring and control any legal action to enforce the [***] Patent Rights [***] Patent Rights [***]. Prior to commencing any such action, Viridian will [***]. Viridian will also [***]. Viridian will [***]. Viridian will [***]. Viridian will [***] proposed settlement of any such action of enforcement of such [***] Patent Rights instituted by Viridian and [***]: (i) [***]; (ii) [***]; or (iii) [***]. Kissei will have the right, but not the obligation, to be separately represented in connection with such action at its sole option and at its own cost and expense.
(b)Kissei [***] Rights. [***], then, [***], Kissei will [***]. Prior to commencing any such action, [***]. Kissei will also [***]. Kissei will [***]. Kissei will [***]. Kissei will [***] proposed settlement of any such action of enforcement of such [***] Patent Rights instituted by Kissei and will not, [***], enter into any settlement that would: (A) [***]; (B) [***]; or (C) [***].
(c)Viridian Sole Right. In addition, as between the Parties, Viridian will have the sole right, in its sole discretion to bring and control the enforcement of [***] Patent Rights.
12.4.3Cooperation. At the request of the Party bringing an action related to infringement of any [***] Patent Right, [***]Patent Right, [***] Patent Right, or [***] Patent Right in accordance with this Section 12.4 (Patent Enforcement) (a) in the Territory or (b) outside the Territory with respect to any Patent Right within the Licensed Product Technology, in each case ((a) and (b)), the other Party will provide reasonable assistance reasonably requested by the enforcing Party in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if required by Applicable Law to pursue such action. [***]. Viridian will [***]. In connection with an action related to Product Infringement, the Party bringing the action will not enter into any settlement [***].
12.4.4Recoveries. Any recoveries resulting from an enforcement action relating to a claim of Product Infringement in the Territory will be [***]. Any such recoveries [***]. [***].
12.5.Infringement of Third Party Rights.
12.5.1Notice. If a Licensed Product used or sold by Kissei or its Affiliates or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right or other rights in the Territory that are owned or controlled by such Third Party, then Kissei will promptly notify Viridian within [***] Business Days after receipt of such claim or assertion and will include in such notice a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Thereafter, the Parties will promptly meet [***].
12.5.2Defense. Viridian will [***] such settlement, consent to judgment, or other voluntary final disposition would (a) [***], (b) [***], or (c) [***]. [***]will have the right, but not the obligation, to be separately represented in such defense action at its sole option and at its own cost and expense. [***].
12.6.Patent Term Extensions. With respect to any system for extending the term of Patent Rights in the Territory established by any applicable Regulatory Authority during the Term that is similar to the patent term extension system in the U.S., Viridian will be solely responsible for making all decisions regarding patent term extensions in the Field in the Territory, including supplementary protection certificates and any other extensions that are now or become available in the future, that are applicable to Viridian Patent Rights licensed hereunder and that become available directly as a result of the Regulatory Approval of the Licensed Product in the Territory; [***].

12.7.Product Trademarks.
12.7.1Global Brand Elements. Kissei acknowledges that Viridian may decide to develop and adopt certain distinctive colors, logos, images, symbols, and trademarks to be used in connection with the Commercialization of the Licensed Product on a global basis (such branding elements, collectively, the “Global Brand Elements”).
12.7.2Product Marks in the Territory. Viridian will have the right to brand the Licensed Products in the Territory using trademarks, logos, and trade names that it determines appropriate for the Licensed Products in the Territory, and that are consistent with Viridian’s Global Brand Elements (the “Product Marks”). Notwithstanding the foregoing, Kissei will have the right to develop and apply for local language versions of the Product Marks in the Territory that are consistent with the Global Brand Elements [***] (the “Local Marks”). Kissei will not use any trademarks in connection with the Exploitation of the Licensed Products other than the Product Marks and Local Marks [***].
12.7.3Ownership. During the Term, Viridian will be the sole and exclusive owner of all [***]. To the extent Kissei acquires any rights, title, or interests in or to any [***], Kissei will, and hereby does, assign the same to Viridian. Viridian will and hereby does grant Kissei the exclusive right to use [***] solely to Commercialize the Licensed Products in the Territory without any additional consideration by Kissei to Viridian. Viridian will register and maintain [***] in the Territory that it determines reasonably necessary in Viridian’s name, at Viridian’s cost and expense. Kissei will register and maintain [***], and at Kissei’s cost and expense. On a Licensed Product-by-Licensed Product basis, [***]. Notwithstanding any provision to the contrary set forth in this Agreement, including the expiration of this Agreement, [***].
12.7.4Use and Quality. Viridian will properly manage the Product Marks, Local Marks, and Global Brand Elements. Kissei agrees that it and its Affiliates and Sublicensees will Commercialize each of the Licensed Products in the Territory in a manner consistent with the Global Brand Elements and will: (a) ensure that the Licensed Products that are sold bearing the Product Marks and Global Brand Elements are of a high quality consistent with industry standards for global pharmaceutical and biologic therapeutic products; (b) ensure that each use of the Global Brand Elements and Product Marks by Kissei and its Affiliates and Sublicensees is accompanied by an acknowledgment that such Global Brand Elements and Product Marks are [***]; (c) not use such Global Brand Elements or Product Marks in a way that might materially prejudice their distinctiveness or validity or the goodwill of Viridian therein and includes the trademark registration symbol ® or ™ as appropriate; (d) not use any trademarks or trade names so resembling any of such Global Brand Elements or Product Marks as to be likely to cause confusion or deception; and (e) place and display the Global Brand Elements and the Product Marks on and in connection with the Licensed Products in a way that [***].
12.7.5
Article 13
TERM AND TERMINATION
13.1.Term. This Agreement will be effective as of the Effective Date, and will continue on the Licensed Products in effect until the expiration of the last to expire Royalty Term applicable to the Licensed Products and satisfaction of all other payment obligations (but, excluding the obligation to pay a [***] Royalty) (the “Term”).
13.2.Termination.

13.2.1Termination by Kissei for Convenience. Kissei may terminate this Agreement in its entirety by providing a written notice of termination to Viridian that includes an effective date of termination of at least (a) 12 months after the date of such notice if Kissei delivers such notice before Kissei receives Regulatory Approval for a Licensed Product in the Territory or (b) 18 months after the date of such notice if Kissei provides such notice after Kissei receives Regulatory Approval for a Licensed Product in the Territory.
13.2.2Termination for Material Breach. If either Party believes in good faith that the other is in material breach of any of its material obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party stating the cause and proposed remedy (“Breach Notification”). For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party will have 15 days from the receipt of the applicable Breach Notification to dispute or cure such breach. For all breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party will have 60 days from the date of the Breach Notification to dispute or cure such breach. If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the Breach Notification may terminate this Agreement effective on written notice of termination to the other Party. The Parties stipulate and agree that a material breach of Kissei’s diligence obligations set forth under Section 2.6 (Exclusivity Covenants), Section 4.1 (Development Diligence and Responsibilities), or Section 7.1 (Commercialization Diligence and Responsibilities), or of Kissei’s payment obligations set forth under Article 8 (Payments), will each be considered a material breach of a material obligation under this Agreement for purposes of this Section 13.2.2 (Termination for Material Breach).
13.2.3Termination for Patent Challenge. Except to the extent unenforceable under Applicable Law, Viridian may terminate this Agreement by providing written notice of termination to Kissei if Kissei or its Affiliates or Sublicensees (individually or in association with any Person) contests or assists a Third Party in contesting the scope, validity, or enforceability of any Viridian Patent Right or any foreign counterpart thereof anywhere in the world in any court, tribunal, arbitration proceeding, or other proceeding, including the U.S. Patent and Trademark Office and the U.S. International Trade Commission (a “Patent Challenge”). In the event of such a Patent Challenge, Viridian will [***]. As used herein, a Patent Challenge includes: (a) filing an action under 28 U.S.C. §§ 2201-2202 seeking a declaration of invalidity or unenforceability of any such Patent Right; (b) filing, or joining in, a petition under 35 U.S.C. § 311 to institute inter partes review of any such Patent Right; (c) filing, or joining in, a petition under 35 U.S.C. § 321 to institute post-grant review of any such Patent Right or any portion thereof; (d) filing or commencing any opposition, nullity, or similar proceedings challenging the validity of any such Patent Right in the Territory; or (e) any foreign equivalent of clauses (a), (b), (c), or (d).
13.2.4Termination for Cessation of Development and Commercialization. If Kissei and its Affiliates do not conduct any material Development or Commercialization activities with respect to at least one Licensed Product for a continuous period of longer than [***], then Viridian may, at its election, terminate this Agreement in its entirety upon 60 days’ prior written notice to Kissei.
13.2.5Termination for Insolvency. Each Party will have the right to terminate this Agreement upon delivery of written notice to the other Party if (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within 60 days of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

13.2.6Full Force and Effect During Notice Period. Except for Section 2.6 (Exclusivity Covenants) and Kissei’s diligence obligations under Section 4.1 (Development Diligence and Responsibilities) and Section 7.1 (Commercialization Diligence and Responsibilities), this Agreement will remain in full force and effect until the expiration of the applicable termination notice period.
13.3.Effects of Termination. Upon the termination of this Agreement:
13.3.1Licenses. As of the effective date of termination of this Agreement, all licenses and all other rights granted by Viridian to Kissei under the Viridian Technology and the Viridian Manufacturing Technology will terminate and all sublicenses granted to Subcontractors engaged by Kissei will also terminate. In addition, upon the termination of this Agreement, Viridian will have, and Kissei hereby grants to Viridian, effective upon such termination, a worldwide, exclusive, fully-paid, royalty-free, perpetual, irrevocable, and sublicensable (through multiple tiers) license under the Kissei Technology Controlled by Kissei as of the effective date of such termination solely to Exploit the Licensed Products. Notwithstanding any provision to the contrary set forth in the preceding sentence, as between the Parties, Kissei will have the sole right to use the Kissei Collaboration Technology to Exploit any products other than Licensed Products. In addition, Kissei will assign to Viridian any Third Party IP Agreement pursuant to which Kissei then Controls any Kissei Technology, if permitted under such Third Party IP Agreement (and will use reasonable efforts to seek any consent required from the applicable Third Party in connection with such an assignment). If such Third Party IP Agreement cannot be assigned to Viridian, then upon Viridian’s reasonable request, Kissei will maintain such Third Party IP Agreement and Viridian will pay to the applicable Third Party 100% of all payments due to the applicable Third Party under any such Third Party IP Agreement in consideration of the sublicense to Viridian and Viridian’s Exploitation of such Kissei Identified Rights. If Kissei is unable to assign the Third Party IP Agreement pursuant to which Kissei acquired rights to any Kissei Identified Rights and is unable to sublicense any Kissei Identified Rights to Viridian pursuant to this Section 13.3.1 (Licenses) without the consent of the Third Party, then Kissei will, upon request from Viridian, use reasonable efforts to procure such licenses with respect to the Licensed Products on behalf of Viridian to the extent that it is able to do so, and Viridian will pay such fees and agree to be bound by the terms agreed between Kissei and the Third Party licensor.
13.3.2Cessation of Exploitation. In the event this Agreement is terminated by Viridian pursuant to Section 13.2.2 (Termination for Material Breach) or Section 13.2.5 (Termination for Insolvency) or by Kissei pursuant to Section 13.2.1 (Termination by Kissei for Convenience), except as expressly provided in this Agreement, Kissei will, and will cause its Affiliates, Sublicensees, and Subcontractors to, cease all Development, Manufacture, and Commercialization of the Licensed Antibody and Licensed Products.
13.3.3Appointment as Exclusive Distributor. If Kissei is Commercializing the Licensed Products in the Territory as of the effective date of termination, then, at Viridian’s election (in its sole discretion) in the Territory, until such time as all Regulatory Approvals with respect to the Licensed Products in the Territory have been assigned and transferred to Viridian, either (a) Kissei will appoint Viridian or its designee as its exclusive distributor of the Licensed Products in the Territory and grant Viridian or its designee the right to appoint sub-distributors, to the extent not prohibited by any written agreement between Kissei or any of its Affiliates and a Third Party; provided that Viridian will purchase any and all salable inventory of the Licensed Products held by Kissei or its Affiliates as of the effective date of termination with respect to the Licensed Products at a price equal to the price paid by Kissei to Viridian for such inventory (if Manufactured by Viridian) or at Kissei’s Full Manufacturing Cost (if Manufactured by Kissei), or (b) Kissei will have the continued right to sell the Licensed Products in the Territory from its inventory; provided, however, that Kissei’s obligations under this Agreement with respect to the Licensed Products that Kissei sells, including the obligation to remit Royalty Payments to Viridian hereunder, will continue in full force and effect during such period.
13.3.4Regulatory Submissions and Regulatory Approvals. Kissei will and hereby does, and will cause its Affiliates and Sublicensees to, (a) no later than [***] days after the effective date of termination of this Agreement, assign and transfer to Viridian or its designee all of Kissei’s rights, title, and interests in and to all Regulatory Submissions and Regulatory Approvals for the Licensed Products then owned or Controlled by Kissei or any of its Affiliates or Sublicensees, and (b) to the extent assignment pursuant to clause (a) is delayed or is not permitted by the applicable Regulatory Authority, permit Viridian to cross-reference and rely upon any Regulatory Submissions and Regulatory Approvals filed by Kissei or any of its Affiliates or Sublicensees with respect to the Licensed Products. Kissei will take all steps necessary to transfer ownership of all such assigned Regulatory Submissions and Regulatory Approvals to Viridian, including submitting to each applicable Regulatory Authority a letter or other necessary documentation (with a copy to Viridian) notifying such Regulatory Authority of the transfer of such ownership of each Regulatory Submission and Regulatory Approval. In addition, upon Viridian’s written request, Kissei will, at its cost and expense, provide to Viridian copies of all substantive related documentation, including non-clinical, preclinical, and clinical data that are held by or reasonably available to Kissei or its Affiliates or Sublicensees. The Parties will discuss and establish appropriate arrangements with respect to safety data exchange; provided that Viridian will assume all safety and safety database activities with respect to the Licensed Products no later than [***] days after the effective date of termination of this Agreement.
13.3.5Assignment and Disclosure. To the extent requested by Viridian following the date that a Party provides notice of termination of this Agreement, Kissei will promptly upon request (and in any event within [***] days after the effective date of termination):
(a)provide to Viridian for its review unredacted copies of all clinical trial agreements, manufacturing and supply agreements, distribution agreements (to the extent assignable and not cancelled), and confidentiality and other agreements, in each case, relating to the Licensed Products and that are [***] for the Exploitation of the Licensed Products, and, following such review, upon Viridian’s request, assign and transfer to Viridian or its designee all of Kissei’s rights, title, and interests in and to any such agreements. If such agreement is not assignable, the Kissei will cooperate with Viridian in all reasonable respects to secure the consent of the applicable Third Party to such assignment or to cause such Third Party to enter into a separate agreement with Viridian on terms substantially similar to those granted to Kissei;
(b)disclose to Viridian or its designee all data, information, documents, records, and materials related to the Licensed Products that are controlled by Kissei or that Kissei is able to obtain using reasonable efforts, and that embody the foregoing; and
(c)assign and transfer to Viridian or its designee all of Kissei’s rights, title, and interests in and to any promotional materials, training materials, medical education materials, Packaging and Labeling, and all other literature or other information related to the Licensed Products and copyrights and any registrations for the foregoing.
13.3.6Assignment Costs. Unless this Agreement is terminated by Kissei pursuant to Section 13.2.2 (Termination for Material Breach), Kissei will bear the costs and expenses associated with the assignments set forth in Section 13.3.5 (Assignment and Disclosure). To the extent that any agreement or other asset described in Section 13.3.5 (Assignment and Disclosure) is not assignable by Kissei, then such agreement or other asset will not be assigned, and upon the request of Viridian, Kissei will use reasonable efforts to take such steps as may be necessary to allow Viridian to obtain and to enjoy the benefits of such agreement or other asset, without additional payment therefor, in the form of a license or other right to the extent Kissei has the right and ability to do so. For clarity, Viridian will have the right to request that Kissei take any or all of the foregoing actions in whole or in part, or with respect to all or any portion of the assets set forth in Section 13.3.5 (Assignment and Disclosure).
13.3.7Regulatory Transfer Support. In furtherance of the assignment of Regulatory Submissions and Regulatory Approvals and other data pursuant to Section 13.3.4 (Regulatory Submissions and Regulatory Approvals) and Section 13.3.5 (Assignment and Disclosure), Kissei will appoint Viridian as Kissei’s or its Affiliate’s agent for all Licensed Product-related matters involving Regulatory Authorities until all Regulatory Approvals, Regulatory Submissions, and other governmental or regulatory filings that are not then in Viridian’s or its Affiliate’s name have been assigned to Viridian or its designee. In the event of failure to obtain such assignment, Kissei hereby consents and grants to Viridian the right to access and reference (without any further action required on the part of Kissei, whose authorization to file this consent with any Regulatory Authority is hereby granted) any such item with respect to the Licensed Products.
13.3.8Know-How Transfer Support. In furtherance of the assignment of Know-How pursuant to Section 13.3.5 (Assignment and Disclosure), Kissei will, for a period of [***] months from the effective date of termination of this Agreement, provide such consultation or other assistance as Viridian may reasonably request to assist Viridian in becoming familiar with such Know-How in order for Viridian to undertake further Exploitation of the Licensed Products.
13.3.9Inventory. At Viridian’s election and request, unless Viridian elects to grant to Kissei the continued right to sell the Licensed Products in the Territory from its inventory pursuant to clause (b) of Section 13.3.3 (Appointment as Exclusive Distributor), Kissei will either (a) transfer to Viridian or its designee some or all inventory of, or (b) destroy, in each case ((a) and (b)), the Licensed Products (including all final product, bulk drug substance, intermediates, works-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in the possession or Control of Kissei, its Affiliates or Sublicensees. In the event that Viridian elects to proceed under clause (a), then Viridian will pay Kissei a price equal to the price paid by Kissei to Viridian for such transferred Licensed Product (if Manufactured by Viridian) or at Kissei’s Full Manufacturing Cost (if Manufactured by Kissei).
13.3.10Wind Down and Transition. Kissei will be responsible, at its own cost and expense, for the wind-down of Kissei’s and its Affiliates’ and its Sublicensees’ Exploitation of the Licensed Products. Kissei will, and will cause its Affiliates and Sublicensees to, reasonably cooperate with Viridian to facilitate orderly transition of the Exploitation of the Licensed Products to Viridian or its designee, including (a) assigning or amending as appropriate, upon request of Viridian, any agreements or arrangements with Third Party vendors (including distributors) to Exploit the Licensed Products or, to the extent any such Third Party agreement or arrangement is not assignable to Viridian, reasonably cooperating with Viridian to arrange to continue to provide such services for a reasonable time after termination of this Agreement with respect to the Licensed Products; and (b) to the extent that Kissei or its Affiliate is performing any activities described in the foregoing clause (a), reasonably cooperating with Viridian to transfer such activities to Viridian or its designee and continuing to perform such activities on Viridian’s behalf for a reasonable time after termination of this Agreement with respect to the Licensed Products until such transfer is completed.
13.3.11Ongoing Clinical Trials.

(a)Transfer to Viridian. If, as of the effective date of termination of this Agreement, Kissei or its Affiliates are conducting any Clinical Trials for the Licensed Products, then, at Viridian’s election on a Clinical Trial-by-Clinical Trial basis, Kissei will fully cooperate, and will ensure that its Affiliates fully cooperate, with Viridian to either transfer the conduct of such Clinical Trial to Viridian or its designees or to continue to conduct such Clinical Trial in accordance with Applicable Law and ethical standards. If Viridian so elects, then Kissei will continue to conduct such Clinical Trial, at Viridian’s cost, to enable such transfer to be completed without interruption of any such Clinical Trial (including the assignment of all related Regulatory Submissions and investigator and other agreements related to such Clinical Trials). Kissei will provide such knowledge transfer and other training to Viridian or its designated Affiliate or Third Party as reasonably necessary for Viridian or such designated Affiliate or Third Party to continue such Clinical Trial for the Licensed Products.
(b)Wind-Down. If Viridian does not elect to assume control of, or for Kissei to complete the conduct of, any such Clinical Trials for the Licensed Products, then Kissei will, in accordance with accepted pharmaceutical industry norms and ethical practices, wind-down the conduct of any such Clinical Trial in an orderly manner. Kissei will be responsible for any costs and expenses associated with such wind-down.
13.3.12Return of Confidential Information. At the Disclosing Party’s election, the Receiving Party will return (at Disclosing Party’s expense) or destroy all tangible materials comprising, bearing, or containing any Confidential Information of the Disclosing Party relating to the Licensed Products that are in the Receiving Party’s or its Affiliates’ or Sublicensees’ possession or control and provide written certification of such destruction (except to the extent any information is the Confidential Information of both Parties or to the extent that the Receiving Party has the continuing right to use the Confidential Information under this Agreement); provided that the Receiving Party may retain one copy of such Confidential Information for its legal archives. Notwithstanding any provision to the contrary set forth in this Agreement, the Receiving Party will not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.
13.3.13Further Assistance. Kissei will provide any other assistance or take any other actions, in each case, reasonably requested by Viridian as necessary to transfer to Viridian the Exploitation of the Licensed Products, and will execute all documents as may be reasonably requested by Viridian in order to give effect to this Section 13.3 (Effects of Termination).
13.3.14Termination by Kissei for Material Breach. Notwithstanding any provision to the contrary set forth in this Article 13 (Term and Termination), if Kissei terminates this Agreement pursuant to Section 13.2.2 (Termination for Material Breach) due to Viridian’s material breach, then Viridian will be responsible for the reasonable out-of-pocket costs incurred by Kissei directly in connection with the performance of the activities set forth in this Section 13.3 (Effects of Termination). Kissei will invoice Viridian each Calendar Quarter for the foregoing costs incurred by or on behalf of Kissei in such Calendar Quarter, and Viridian will pay all undisputed invoiced amounts within [***] days after the date of any such invoice.
13.4.[***]
13.5.Survival. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the following provisions of this Agreement will survive the expiration or termination of this

Agreement: Article 1 (Definitions), Section 2.3 (License Grant to Viridian), Section 4.7 (Development Records) (for the period of time set forth therein), Section 6.7 (Supply Following Expiration) (for the period of time set forth therein), Section 8.1 (Upfront Payment) (solely to the extent the Upfront Payment is not paid by Kissei to Viridian prior to the effective date of termination), the last sentence of Section 8.3.2 (Royalty Term) (solely in the case of expiration), Section 8.3.5 ([***] Royalty) (solely in the case of expiration), Section 8.4 (Payments to Third Parties), Section 8.5 (Other Amounts Payable) through Section 8.12 (Taxes) (inclusive) (in each case, solely with respect to payments that were accrued prior to expiration or termination), Section 9.1 (for the period of time set forth therein), Section 9.8 (Residual Knowledge), Article 11 (Indemnification), the last two sentences of Section 12.7.3 (Ownership) (solely in the case of expiration), Section 13.3 (Effects of Termination), this Section 13.5 (Survival), Section 13.6 (Cumulative Remedies; Termination Not Sole Remedy), Article 14 (Dispute Resolution), and Article 15 (Miscellaneous), and any regulatory obligations contained herein that are required by Applicable Law of either Party or both Parties by an applicable regulatory authority.
13.6.Cumulative Remedies; Termination Not Sole Remedy. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law. Without limiting the generality of the foregoing, termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding any provision to the contrary set forth in this Agreement, all other remedies will remain available except as expressly set forth herein.
Article 14
DISPUTE RESOLUTION
14.1.General. The Parties recognize that a dispute may arise relating to this Agreement (a “Dispute”). Except as otherwise expressly set forth in this Agreement, any Dispute, including Disputes that may involve the Affiliates of any Party, will be resolved in accordance with this Article 14 (Dispute Resolution).
14.2.Negotiation; Escalation. The Parties will negotiate in good faith and use reasonable efforts to settle any Dispute under this Agreement, other than [***]. Any Dispute as to the breach, enforcement, interpretation, or validity of this Agreement will be referred to the Executive Officers for attempted resolution. If the Executive Officers are unable to resolve such Dispute within [***] days after such Dispute is referred to them, then, upon the written request of either Party to the other Party, other than a Dispute relating to the scope, validity, enforceability, or infringement of any Patent Rights or trademark rights (which will be submitted for resolution to a court of competent jurisdiction in the Territory), the Dispute will be subject to arbitration in accordance with Section 14.3 (Arbitration).
14.3.Arbitration. If any Dispute that was subject to Section 14.2 (Negotiation; Escalation) remains [***]days after such Dispute is referred to the Executive Officers, then either Party may at any time after such [***] day period submit such Dispute to be settled by arbitration administered by the [***]. The arbitration will be conducted before an arbitral tribunal composed of three arbitrators, all of whom will have previous judicial experience and experience with the life sciences industry, appointed by agreement of the Parties in accordance with [***]. If, at the time of the arbitration, the Parties agree in writing to submit the Dispute to a single arbitrator, said single arbitrator will be appointed by agreement of the parties, or, failing such agreement, [***]. Unless otherwise agreed by the Parties, all such arbitration proceedings [***]; provided that proceedings may be conducted by telephone conference call with the consent of the Parties and the arbitrator(s). All arbitration proceedings will be conducted in the English language. The arbitrator(s) will have no authority to award punitive damages. The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be determined by the arbitrator(s), or, in the absence of such determination, each Party will pay its own expenses. All arbitration proceedings must be completed within [***] days of the notice of commencement of arbitration proceedings. The Parties hereby agree that the arbitrator(s) have authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrator(s) deem reasonable and necessary with or without petition therefore by the Parties as well as the final ruling and judgment. Rulings will be issued by written order summarizing the arbitration proceedings no more than [***] days after the final submissions of the Parties. All rulings by the arbitrator(s) will be final and binding on the Parties. The provisions of this Section 14.3 (Arbitration) may be enforced and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the Parties or any of their respective assets.
14.4.Injunctive Relief. Notwithstanding the foregoing, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) in any court or other forum, without first submitting to the dispute resolution procedures set forth in Section 14.2 (Negotiation; Escalation) pending a decision by the arbitral tribunal in accordance with Section 14.3 (Arbitration).
14.5.WAIVER OF RIGHT TO JURY TRIAL. IN CONNECTION WITH THE PARTIES’ RIGHTS UNDER SECTION 14.3 (ARBITRATION), EACH PARTY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.
14.6.Confidentiality. Any and all activities conducted under this Article 14 (Dispute Resolution), including any and all non public proceedings and decisions under Section 14.3 (Arbitration), will be the Confidential Information of each of the Parties, and will be subject to the terms of Article 9 (Confidentiality; Publication).
Article 15
MISCELLANEOUS
15.1.Assignment.
15.1.1General. Neither Party may assign this Agreement or the licenses granted hereunder without the other Party’s prior written consent unless such assignment is to (a) a Third Party successor or purchaser of all or substantially all of the assets or businesses of such Party to which this Agreement relates, whether pursuant to a sale of assets, merger, or other transaction, or (b) an Affiliate of such Party. Any other assignment of this Agreement by a Party requires the prior written consent of the other Party. Any assignment of this Agreement in violation of this Section 15.1.1 (General) will be null, void, and of no legal effect. This Agreement will be binding on and will inure to the benefit of the permitted successors and assigns of the Parties.
15.1.2Securitization Transaction. Notwithstanding any provision to the contrary in Section 15.1.1 (General) or elsewhere in this Agreement, Viridian may assign to a Third Party its right to receive the Milestone Payments and the Royalty Payments (such assignment, a “Securitization Transaction”). In connection with a contemplated Securitization Transaction and after the closing of any such Securitization Transaction, Viridian may disclose to such Third Party the Royalty Reports contemplated under Section 8.3.4 (Royalty Reports and Payments), without the prior written consent of Kissei, to the extent reasonably necessary to enable such Third Party to evaluate the Securitization Transaction opportunity (provided that such Third Party is under obligations of confidentiality and non-use with respect to Confidential Information included in such reports and plans that are no less protective or restrictive than the terms of Article 9 (Confidentiality; Publication) (but of duration customary in confidentiality agreements entered into for a similar purpose)), and to enable such Third Party to exercise its rights with respect to such Securitization Transaction, as applicable. As part of any consummated Securitization Transaction, subject to the terms of this Section 15.1.2

(Securitization Transaction), Viridian may assign, without the prior written consent of Kissei, its right to receive the Royalty Reports and to conduct audits under, respectively, Section 8.3.4 (Royalty Reports and Payments) and Section 8.11 (Financial Records and Audits) to the counterparty in such Securitization Transaction, and to allow such counterparty to exercise its rights under such sections.
15.2.LIMITATION OF LIABILITY. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES OR ANY LOSS OF PROFIT, IN EACH CASE, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT IN CONNECTION WITH THIS AGREEMENT, IN EACH CASE, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 15.12 (LIMITATION OF LIABILITY) IS INTENDED TO OR WILL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1 (BY KISSEI) OR SECTION 11.2 (BY VIRIDIAN), MISAPPROPRIATION OR INFRINGEMENT OF INTELLECTUAL PROPERTY OWNED OR CONTROLLED BY SUCH PARTY, KISSEI’S BREACH OF ITS OBLIGATIONS UNDER SECTION 2.6 (EXCLUSIVITY COVENANTS) OR SECTION 8.1 (UPFRONT PAYMENT), OR EITHER PARTY’S BREACH OF Article 9 (CONFIDENTIALITY; PUBLICATION).
15.3.Force Majeure. Neither Party will be held liable or responsible to the other Party or be deemed to have breached this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement (other than failures to make payments as and when due under this Agreement) if and to the extent that such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God, changes in law or regulation, or acts, omissions, or delays in acting by any Governmental Authority (a “Force Majeure”). The non-performing Party will notify the other Party of such Force Majeure within [***] days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect, and either Party may terminate this Agreement in the event of any such Force Majeure that lasts beyond [***] days after receipt of such notice. The non-performing Party will use reasonable efforts to remedy its inability to perform.
15.4.Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, then unless the absence of the invalidated provisions adversely affects the substantive rights of the Parties. The Parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provisions with valid, legal, and enforceable provisions that, insofar as practical, implement the purposes of this Agreement.
15.5.Notices. All notices that are required or permitted hereunder will be in writing and sufficient if delivered by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, and in each case, addressed as follows (with a courtesy copy sent by email, which will not constitute notice):
If to Viridian:
Viridian Therapeutics, Inc.
221 Crescent Street, Suite 103A
Waltham, MA 02453
USA
Attention: Chief Legal Officer
Email: [***]

With a copy (which will not constitute notice) to:
Ropes & Gray LLP
800 Boylston Street; Prudential Tower
Boston, MA 02199
Attention: [***]
Email: [***]
If to Kissei:
(1) Until August 24, 2025;
Kissei Pharmaceutical Co., Ltd.
1-8-9 Nihonbashi, Muromachi
Chuo-Ku
Tokyo 103-0022
Japan
Attention: [***]
Email: [***]
(2) From August 25, 2025;
Kissei Pharmaceutical Co., Ltd.
3-1-3, Koishikawa
Bunkyo-ku
Tokyo 112-0002
Japan
Attention: [***]
Email: [***]
With a copy (which will not constitute notice) to:
Kissei Pharmaceutical Co., Ltd.
19-48, Yoshino
Matsumoto City
Nagano Prefecture 399-8710
Japan
Attention: [***]
Email: [***]
or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) on the day after dispatch if sent by internationally-recognized overnight courier; or (b) on the fifth day after dispatch if sent by registered or certified mail, postage prepaid, return receipt requested.
15.6.Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the breach thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), will be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations without giving effect to the conflicts of law provisions thereunder.
15.7.Entire Agreement; Amendments. This Agreement, together with the Schedules hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. The Schedules to this Agreement are incorporated herein by reference and will be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of each Party. The foregoing will not be interpreted as a waiver of any remedies available to either Party or its Affiliates as a result of any breach, prior to the Effective Date, by the other Party or its Affiliates of such Party’s or its Affiliate’s obligations pursuant to the Confidentiality Agreement.
15.8.Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections of this Agreement.
15.9.Independent Contractors. It is expressly agreed that Viridian and Kissei will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Viridian nor Kissei will have the authority to make any statements, representations, or commitments of any kind, or to take any action that is binding on the other Party without the prior written consent of the other Party.
15.10.Performance by Affiliates. Notwithstanding any provision to the contrary set forth in this Agreement, either Party will have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any Affiliate. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.
15.11.Waiver. Any waiver of any provision of this Agreement will be effective only if in writing and signed by Viridian and Kissei. No express or implied waiver by a Party of any default under this Agreement will be a waiver of a future or subsequent default. The failure or delay of any Party in exercising any rights under this Agreement will not constitute a waiver of any such right, and any single or partial exercise of any particular right by any Party will not exhaust the same or constitute a waiver of any other right provided in this Agreement.
15.12.Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.
15.13.Business Day Requirements. If any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission will be deemed to be required to be taken on the next occurring Business Day.
15.14.Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.
15.15.Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation” or “but not limited to,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person will be construed to include the person’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder” and words of similar import, will each be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Schedules, or Exhibits will be construed to refer to Articles, Sections, Schedules, or Exhibits of this Agreement, and references to this Agreement include all Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent,” “approve,” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or Section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”
15.16.Language; Translations. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the Parties. All communications and notices to be made or given by one Party to the other pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, will be in the English language. If there is a discrepancy between any translation of this Agreement and any non-English translation of this Agreement, this Agreement will prevail. Kissei will provide all information, data, documents, and other materials to be provided to Viridian under this Agreement in English. If the original version of any such information, data, documents, or other materials are in a language other than English, then Kissei will provide a translated version in English. [***]. Except as otherwise provided in this Agreement, each Party will bear all costs and expenses of any translations that such Party prepares in accordance with this Section 15.16 (Language; Translations).
15.17.Counterparts. This Agreement may be executed in counterparts, all of which taken together will be regarded as one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.
[Remainder of the Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Collaboration and License Agreement to be executed by their respective duly authorized representatives as of the Effective Date.
Viridian Therapeutics, Inc.
By: /s/ Steve Mahoney
Name: Steve Mahoney
Title: President and Chief Executive Officer
Kissei Pharmaceutical Co., Ltd.
By:/s/ Mutsuo Kanzawa
Name: Mutsuo Kanzawa
Title: Chairman and Chief Executive Officer